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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement
PETROHAWK ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14-c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PETROHAWK ENERGY CORPORATION
1100 LOUISIANA, SUITE 4400
HOUSTON, TEXAS 77002

December 11, 2004

Dear Stockholder:

        Petrohawk recently completed an important transaction. On November 23, 2004, we acquired Wynn-Crosby Energy, Inc. and nine of the limited partnerships it manages (the "Acquisition") for a cash purchase price of approximately $422 million.

        To finance a portion of the purchase price, we issued $200 million of our Series B 8% Automatically Convertible Preferred Stock ("Series B preferred stock") to a group of qualified institutional buyers. The currently outstanding shares of Series B preferred stock are convertible into an aggregate of 25,806,450 shares of our common stock. We obtained an additional $210 million in debt financing through a new revolving credit facility and a second-lien term loan facility with BNP Paribas as the lead bank and administrative agent. In order to accommodate the issuance of our common stock upon conversion of the Series B preferred stock, our board of directors approved an amendment to our certificate of incorporation to increase the number of our authorized shares of common stock from 50 million to 75 million shares. In addition, our board approved an amendment to our 2004 Employee Incentive Plan to increase the aggregate number of shares that can be issued under the plan from 750,000 to 2,750,000.

        PHAWK, LLC, which holds a majority of our outstanding common stock, approved the conversion of the Series B preferred stock into common stock, the amendment of our certificate of incorporation to increase our authorized shares of common stock from 50 million to 75 million shares, and the amendment of our 2004 Employee Incentive Plan to increase the aggregate number of shares of common stock that may be issued under the plan to a total of 2,750,000, each by written consent as permitted by the Delaware General Corporation Law and our bylaws. These written consents will become effective on the day following the twentieth day after we mail this information statement to our stockholders, or about December 31, 2004.

        We are furnishing this information statement to provide you with important information about these matters. Please read the information statement carefully. We thank you for your continued support.

Floyd C. Wilson
Chairman of the Board, President and Chief Executive Officer

TABLE OF CONTENTS

Section
FORWARD-LOOKING STATEMENTS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION
ACTIONS BY WRITTEN CONSENT
NO DISSENTER'S RIGHTS
INTEREST OF CERTAIN PERSONS IN THE ACTIONS TAKEN
THE COMPANY
FINANCING THE ACQUISITION
THE WYNN-CROSBY ACQUISITION
SUMMARY HISTORICAL FINANCIAL DATA
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REGISTRATION RIGHTS
DESCRIPTION OF 2004 EMPLOYEE INCENTIVE PLAN
DESCRIPTION OF OUR CAPITAL STOCK
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS AND ENGINEERS
APPOINTMENT OF NEW AUDITORS
GLOSSARY OF OIL AND GAS TERMS
APPENDIX A—CERTIFICATE OF AMENDMENT
APPENDIX B—AMENDMENT TO 2004 EMPLOYEE INCENTIVE PLAN

PETROHAWK ENERGY CORPORATION
1100 LOUISIANA, SUITE 4400
HOUSTON, TEXAS 77002

December 11, 2004

INFORMATION STATEMENT
AND
NOTICE OF ACTION TAKEN WITHOUT A MEETING

        We are furnishing this information statement and notice of actions taken without a meeting to our stockholders in connection with the approval by our board of directors of the matters described below and the subsequent approval of these matters by written consent of the holder of a majority of our outstanding common stock. All corporate approvals in connection with these matters have been obtained and this information statement is furnished solely for the purpose of informing stockholders of these corporate actions in the manner required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Delaware General Corporation Law and our bylaws.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY

        The record date for determining stockholders entitled to receive this information statement has been established as the close of business on November 29, 2004. On that date, there were 13,946,075 shares of our common stock, par value $0.001 per share, 598,271 shares of our Series A Convertible Preferred Stock ("Series A preferred stock"), and 2,580,645 shares of our Series B 8% Automatically Convertible Preferred Stock ("Series B preferred stock") issued and outstanding.

ACTIONS APPROVED BY WRITTEN CONSENT

        The corporate actions described in this information statement were approved on three separate occasions by the written consent of the holder of a majority of our outstanding common stock, par value $0.001 per share, in accordance with the Delaware General Corporation Law and our bylaws. Only holders of our common stock and Series A preferred stock were entitled to vote on matters submitted to our stockholders.

        On October 29, 2004, PHAWK, LLC ("PHAWK"), the holder of a majority of our outstanding common stock, approved by written consent the issuance of shares of common stock underlying the shares of our Series B preferred stock. On that date, there were approximately 13.92 million shares of our common stock and 598,271 shares of our Series A preferred stock issued and outstanding.

        On November 19, 2004, PHAWK approved by written consent the amendment to our certificate of incorporation to increase our authorized shares of common stock from 50 million to 75 million shares. On that date, there were approximately 13.95 million shares of our common stock and 598,271 shares of our Series A preferred stock issued and outstanding.

        On November 29, 2004, PHAWK approved by written consent an amendment to our 2004 Employee Incentive Plan to increase the aggregate number of shares of common stock (including common stock options) that can be issued under the plan from 750,000 to 2,750,000 and to increase the number of shares of incentive and restricted stock issuable under the plan from 375,000 to 1,375,000 shares. On that date, there were approximately 13.95 million shares of our common stock, 598,271 shares of our Series A preferred stock, and 2.58 million shares of our Series B preferred stock issued and outstanding.

        In accordance with the Exchange Act, the written consent and the approval of the matters described in the written consent will become effective on the day following the twentieth day after this information statement is mailed to our stockholders. This information statement is being mailed to stockholders on or about December 11, 2004.

FORWARD-LOOKING STATEMENTS

        Included and incorporated by reference in this information statement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in or incorporated by reference into this information statement that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. The words "should," "believe," "intend," "expect," "anticipate," "project," "estimate," "predict," "plan" and similar expressions are also intended to identify forward-looking statements.

        These forward-looking statements include, but are not limited to, statements regarding:

  •
  estimates of proved reserve quantities and net present values of those reserves;

  •
  estimates of probable and possible reserve quantities;

  •
  reserve potential;

  •
  business strategy;

  •
  estimates of future commodity prices;

  •
  amounts and types of capital expenditures and operating expenses;

  •
  expansion and growth of our business and operations;

  •
  expansion and development trends of the oil and natural gas industry;

  •
  production of oil and natural gas reserves;

  •
  exploration prospects;

  •
  wells to be drilled, and drilling results;

  •
  operating results and working capital; and

  •
  future methods and types of financing.

        Such forward-looking statements involve assumptions and are subject to known and unknown risks and uncertainties that could cause actual results or performance to differ materially from those expressed or implied by such forward-looking statements. Although we believe that the assumptions reflected in such forward-looking statements are reasonable, we can give no assurance that such assumptions will prove to have been correct. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update them.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our proxy statement, filed April 23, 2004, our annual report on Form 10-K, as amended on April 20, 2004, for our fiscal year ended December 31, 2003, our proxy statement filed June 23, 2004, our quarterly report on Form 10-Q, for our quarter ended March 31, 2004, our quarterly report on Form 10-Q, for our quarter ended June 30, 2004, our quarterly report on Form 10-Q, for our quarter ended September 30, 2004, our current report on Form 8-K filed on May 25, 2004, our current report on Form 8-K filed on July 16, 2004, our current report on Form 8-K filed on July 20, 2004, our current report on Form 8-K as amended on July 27, 2004, our current report on Form 8-K filed on August 18, 2004, our current report on Form 8-K filed on September 20, 2004, our current report on Form 8-K as amended on October 21, 2004, our current report on Form 8-K filed on November 2, 2004, and our current report on Form 8-K filed on November 24, 2004, and our current report on Form 8-K/A filed on December 1, 2004 (excluding any information furnished pursuant to Item 9 or 7.01 or Item 12 or 2.02 of any such current report on Form 8-K) are incorporated by reference in, and are an integral part of, this information statement, and references to this "information statement" include the documents incorporated by reference into this information statement.

        All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) subsequent to the date of this filing shall be deemed to be incorporated in this information statement and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this information statement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this information statement.

WHERE YOU CAN FIND MORE INFORMATION

        Our SEC filings are available to the public over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. In addition, through our website, www.petrohawk.com, you can access electronic copies of documents we file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this information statement. Access to those electronic filings is available as soon as practical after filing with the SEC.

ACTIONS BY WRITTEN CONSENT

Issuance of Shares of Our Common Stock Upon Conversion of Our Series B Preferred Stock

        On November 23, 2004, we acquired Wynn-Crosby Energy, Inc. and nine of the limited partnerships it manages ("Wynn-Crosby") for total consideration of approximately $422 million in cash (the "Acquisition"). To finance a portion of the Acquisition purchase price, our Board approved the private offering and issuance of our Series B preferred stock. On November 23, 2004, we sold 2,580,645 shares of Series B preferred stock at $77.50 per share for a total of approximately $200 million. Each share of Series B preferred stock is convertible into ten (10) shares of common stock, or 25,806,450 shares in the aggregate, which would represent 46.6% of our fully diluted common stock. Because our common stock is traded on the Nasdaq National Market and we are therefore subject to Nasdaq Marketplace Rule 4350(i)(1)(c)(ii), we must obtain stockholder approval before issuing common stock equal to 20% or more of our outstanding common stock. Pursuant to Section 228 of Delaware General Corporation Law, the written consent of the holders of shares of our outstanding capital stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such meeting. On October 29, 2004, PHAWK, the holder of 7,575,757 shares of our common stock, representing a majority of our then outstanding voting power, approved by written consent the issuance of common stock upon conversion of all shares of Series B preferred stock.

Increase in the Number of Authorized Shares of Our Common Stock

        To ensure that we will have a sufficient number of authorized but unissued shares of our common stock available for issuance upon the conversion of our Series B preferred stock, we must obtain stockholder approval of an amendment to our certificate of incorporation to increase our authorized shares of common stock from 50 million to 75 million shares.

        PHAWK approved by written consent the amendment to our certificate of incorporation to increase our authorized shares of common stock to 75 million shares on November 19, 2004.

Amendment to Our 2004 Employee Incentive Plan

        The 2004 Employee Incentive Plan was approved by our stockholders on July 15, 2004. This plan permits us to grant to our employees shares of common stock with no restrictions (referred to in the plan as "Incentive Stock"), shares of common stock with restrictions (referred to in the plan as "Restricted Stock") and options to purchase shares of our common stock. The maximum number of shares of common stock issuable under the 2004 Employee Incentive Plan is 750,000 shares (subject to adjustment in the event of a recapitalization or other corporate action affecting the number of shares outstanding). On November 29, 2004, PHAWK, the holder of 7,575,757 shares of our common stock, representing a majority of our then outstanding voting power, approved by written consent an amendment to our 2004 Employee Incentive Plan to increase the aggregate number of shares of common stock (including common stock options) that may be issued under the plan from 750,000 shares to 2,750,000 shares, and to increase the number of shares of Incentive Stock and Restricted Stock issuable under the plan from 375,000 shares to 1,375,000 shares.

No Further Stockholder Action Needed

        As a result of these written consents, stockholder approval of the amendment to our certificate of incorporation, the issuance of our common stock upon conversion of the outstanding Series B preferred stock, and the amendment to our 2004 Employee Incentive Plan has been obtained. We were not required under the Delaware General Corporation Law, our certificate of incorporation or our bylaws to obtain stockholder approval to effect the Acquisition or issue the Series B preferred stock. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and no further votes will be needed. Under Exchange Act Rule 14c-2, the actions authorized by written consent will become effective on the day following the twentieth day after we first mailed this information statement to our stockholders, or about December 31, 2004. Our board of directors does not intend to solicit any proxies or consents in connection with the foregoing actions.

        This information statement is furnished solely for the purpose of informing stockholders regarding the actions taken by written consent, and is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 13 of the Exchange Act.

Reasons for the Actions Taken

        We sold 2,580,645 shares of Series B preferred stock for a total of approximately $200 million to finance a portion of the purchase price of the Acquisition. Issuance of the Series B preferred stock permitted us to complete the Acquisition on the terms and within the time period negotiated with the sellers. The increase of our authorized shares of common stock from 50 million to 75 million shares ensures that we will have a sufficient number of shares of common stock to issue upon the conversion of our Series B preferred stock.

        The amendment to our 2004 Employee Incentive Plan will permit our board of directors to make stock options, Restricted Stock and Incentive Stock awards to our management and employees representing, in the aggregate, up to ten percent (10%) of our outstanding common stock. Our board of directors and management believe that the 2004 Employee Incentive Plan will help attract and retain competitively superior employees and promote long-term growth and profitability by aligning employee and stockholder interests. A summary of the essential features of the 2004 Employee Incentive Plan is provided below, but is qualified in its entirety by reference to the full text of the plan, which is incorporated herein by reference to our proxy statement filed with the SEC on June 23, 2004, and by reference to the amendment to the plan, which is attached to this information statement as Appendix B.

Effects of the Proposed Issuance and the Amendment to Our 2004 Employee Incentive Plan

        The issuance of a significant amount of common stock upon conversion of our Series B preferred stock and/or the issuance of additional options or common stock under our 2004 Employee Incentive Plan may adversely affect the price of our common stock. We have agreed to file a registration statement to permit the public resale of the shares of common stock underlying the Series B preferred stock and certain shares of common stock held by PHAWK. The influx of such a substantial number of shares into the public market could also have a significant negative effect on the trading price of our common stock. As of November 29, 2004 approximately 13.95 million shares of common stock were outstanding, and approximately 41.5 million shares of common stock were issuable upon conversion or exercise of outstanding options, warrants, Series A preferred stock, Series B preferred stock and other convertible securities. An additional 25.8 million shares of common stock will be outstanding upon automatic conversion of the outstanding Series B preferred stock. Issuance of these shares of common stock, options or restricted stock may substantially dilute the ownership interests of our existing stockholders. The issuance of such additional shares of common stock or options may create downward pressure on the trading price of our common stock. In recent years broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may also have a negative effect on the market price of our common stock.

NO DISSENTER'S RIGHTS

        The corporate action described in this information statement will not afford to stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

INTEREST OF CERTAIN PERSONS IN THE ACTIONS TAKEN

        No person who has been an officer or director of Petrohawk since the beginning of January 1, 2003 has any substantial interest by security holding or otherwise, in the issuance of the shares of common stock underlying the outstanding shares of our Series B preferred stock, the increase in the number of our authorized shares of common stock, or the amendment of our 2004 Employee Incentive Plan.

THE COMPANY

        We are an independent energy company engaged in the acquisition, development, production and exploration of natural gas and oil. Our properties are concentrated in the South Texas, East Texas, Anadarko, Arkoma and Permian Basin regions. As of July 1, 2004, on a pro forma basis including the recent acquisition of Wynn-Crosby and the August 2004 acquisition of properties in the Gulf Coast region from PHAWK, LLC, discussed below, we had estimated total net proved reserves of approximately 233 Bcfe, of which approximately 74% were natural gas and approximately 76% were classified as proved developed.

        We have increased our proved reserves and production principally through acquisitions. We focus on properties within our core operating areas that have a significant proved reserve component and which management believes have additional development and exploration opportunities. Through the acquisition of the PHAWK properties, we have also acquired an interest in a number of exploratory drilling prospects defined by 79 square miles of recently reprocessed 3-D seismic data.

        Petrohawk is a Delaware corporation originally organized in Nevada in June 1997 as "Beta Oil & Gas, Inc." Our principal offices are located at 1100 Louisiana Street, Suite 4400, Houston, Texas 77002, telephone number (832) 204-2700, fax number (832) 204-2800, and our website can be found at www.petrohawk.com. Unless specifically incorporated by reference in this information statement, information that you may find on our website is not part of this information statement.

Recent Developments

        We have recently completed several transactions:

        Acquisition of Control by PHAWK, LLC.    On May 25, 2004, PHAWK, LLC (formerly known as Petrohawk Energy, LLC), which is owned by affiliates of EnCap Investments, L.P., Liberty Energy Holdings LLC, Floyd C. Wilson and other members of our management, purchased a controlling interest in us for $60 million in cash. The $60 million investment was structured as the purchase by PHAWK of 7.576 million shares of our common stock for $25 million, a $35 million five year 8% subordinated note convertible into approximately 8.75 million shares of our common stock and warrants to purchase 5 million shares of our common stock at a price of $3.30 per share (after giving effect to a one-for-two reverse split of our common stock implemented in May 2004). As of October 26, 2004, PHAWK owned approximately 55% of our outstanding common stock, or approximately 77% assuming the exercise and conversion of all securities purchased by it in May 2004. After giving effect to the conversion of the Series B preferred stock into common stock, PHAWK will own approximately 19% of our outstanding common stock, or approximately 40% assuming the exercise and conversion of all securities purchased by it in May 2004. In connection with the investment by PHAWK, Mr. Wilson was named our Chairman, President and Chief Executive Officer, our board of directors and other management was changed, and our corporate offices were relocated from Tulsa, Oklahoma to Houston, Texas. Also, at our annual stockholders meeting held July 15, 2004, our stockholders approved changing the name of the company to Petrohawk Energy Corporation (from Beta Oil & Gas, Inc.), reincorporating the company in Delaware, and the adoption of new stock option plans.

        Acquisition of PHAWK Properties.    On August 11, 2004, we acquired from PHAWK certain oil and gas properties in the Breton Sound area, Plaquemines Parish, Louisiana and in the West Broussard field in Lafayette Parish, Louisiana having approximately 2.9 Bcfe of estimated proved reserves. This purchase included the acquisition of 79 square miles of recently reprocessed 3-D seismic data and a 25% working interest in eight leased drilling prospects covering 2,528 gross acres in the Breton Sound/Main Pass area as well as two producing wells, pipelines and associated production facilities in Breton Sound Blocks 11 and 23. A 14% working interest (approximately 10% net revenue interest) was acquired in the Montesano #1 well in the West Broussard field. The Montesano #1 well was placed on production in August 2004. The purchase price for all of the proved reserves, seismic data, undeveloped acreage, pipelines, production facility and other assets was $8.5 million in cash. The effective date of the acquisition was June 1, 2004 and the effects of this transaction were first reported in our results for the quarter ending September 30, 2004.

        Acquisition of Wynn-Crosby.    On November 23, 2004, we acquired Wynn-Crosby Energy, Inc. and nine of the limited partnerships it managed for a purchase price of approximately $422 million in cash after closing adjustments.

        In connection with the Acquisition, Netherland, Sewell & Associates, Inc., our independent petroleum engineering consultants, evaluated the proved reserves associated with working interest properties, and our reserve engineers evaluated proved reserves associated with royalty interest properties, resulting in approximately 200 Bcfe of total estimated proved reserves at July 1, 2004. Additionally, 74% of the proved reserves are natural gas and 75% are classified as proved developed. Approximately 60% of the working interest proved reserves are operated.

        The properties we acquired in the Acquisition are primarily located in the South Texas, East Texas, Anadarko, Arkoma and Permian Basin regions. Production for the six months ending June 30, 2004 averaged approximately 48 Mmcfe per day. The reserves-to-production ratio for these properties is estimated to be approximately 12 years.

        The acquired properties include approximately 75,000 net undeveloped acres in the Arkoma Basin in Arkansas, as well as what we believe to be significant exploration opportunities in South Louisiana, South Texas and the Anadarko Basin.

        Major properties in the Wynn-Crosby asset base include interests in La Reforma, a significant Vicksburg formation field in South Texas, the Dry Hollow and Provident City fields in the Wilcox trend of Lavaca County, Texas, and the Los Indios, Nabors, Ann Mag and McAllen Ranch fields in South Texas. In the East Texas basin, significant properties include interests in the South Carthage, North Beckville and Blocker fields. Other key properties include interests in the Waddell Ranch, Teague and ROC fields in the Permian Basin, the Kinta, Cedars, and Pine Hollow fields in the Arkoma Basin and the Lipscomb and Eakly-Weatherford fields in the Anadarko Basin.

        Credit Facilities.    In connection with the Acquisition, we entered into a new revolving credit facility and a new second lien term loan facility, with BNP Paribas as the lead bank and administrative agent. The revolving credit facility is in the amount of $400 million, with an initial borrowing base of $200 million. $160 million was drawn on the revolving credit facility at the closing of the Acquisition. Borrowings under the facility are secured by a first priority lien on substantially all of our assets. The revolving credit facility contains customary financial and other covenants. The facility matures on November 23, 2008. The second lien facility is in the amount of $50 million and was fully drawn at the closing of the Acquisition. Borrowings under the second lien facility are secured by a second priority lien on substantially all of the assets securing the revolving credit facility. The second lien facility matures on February 24, 2009.

Our Properties

        Information regarding our estimated proved reserves and properties is presented below. Information relating to estimated proved reserves and production volumes includes the recently acquired PHAWK properties and Wynn-Crosby properties, all as of the periods indicated. We acquired the PHAWK properties in August 2004 and the Wynn-Crosby properties on November 23, 2004.

	July 2004 Estimated Average Net Daily Production (Mmcfe/d)	Proved Reserves at July 1, 2004(1)
Area		Total (Bcfe)	Gas (%)
Anadarko	15.6	60.7	76.6
South Texas	15.0	55.1	88.3
Permian Basin	7.7	36.1	58.1
East Texas	3.3	20.3	84.4
Arkoma	5.3	20.1	81.8
Gulf Coast(1)	4.3	13.7	72.6
Royalty Interests	5.5	26.6	47.2
Total	56.7	232.6	74.0

(1)
Includes approximately 2.9 Bcfe of estimated proved reserves we acquired from PHAWK on August 11, 2004 in the Breton Sound area, Plaquemines Parish, Louisiana and in the West Broussard field in Lafayette Parish, Louisiana.

        Prior to the closing of the Acquisition, Wynn-Crosby, at our request, entered into the hedges reflected in the table below:

	Gas Collars			Oil Collars
Time Period	Monthly Volume (Mmbtu)	Average NYMEX Floor Price/Mmbtu	Average NYMEX Ceiling Price/Mmbtu	Monthly Volume (Bbl)	Average NYMEX Floor Price/Bbl	Average NYMEX Ceiling Price/Bbl
01/01/05 - 12/31/05	400,000	$6.35	$10.05	27,000	$43.00	$57.00
01/01/06 - 12/31/06	400,000	5.50	9.54	27,000	40.00	49.30
01/01/07 - 12/31/07	240,000	5.30	7.12	14,000	35.00	43.20
01/01/08 - 12/31/08	210,000	5.00	6.45	—	—	—

        Wynn-Crosby, at our request, also entered into an oil swap for 12,000 Bbls per month at 38.10 per Bbl for the 2008 calendar year.

        In addition to the hedges entered into by Wynn-Crosby prior to the Acquisition, we had the following hedges in place at November 30, 2004:

	Gas Collars			Oil Collars
Time Period	Monthly Volume (Mmbtu)	Average NYMEX Floor Price/Mmbtu	Average NYMEX Ceiling Price/Mmbtu	Monthly Volume (Bbl)	Average NYMEX Floor Price/Bbl	Average NYMEX Ceiling Price/Bbl
01/01/05 - 12/31/05	170,000	$5.68	$7.89	9,000	$43.00	$52.30
01/01/06 - 12/31/06	150,000	6.00	8.26	7,000	40.00	47.30
01/01/07 - 12/31/07	—	—	—	6,000	36.00	47.75
01/01/08 - 12/31/08	90,000	5.15	6.71	5,000	34.00	45.30

        We have also put a gas swap in place for 100,000 Mmbtu per month for calendar 2007 at $6.06 per Mmbtu.

        Our significant properties are described by area in the following paragraphs. The PHAWK properties and the Wynn-Crosby properties are included in the description.

        Anadarko Basin.    The West Edmond Hunton Lime Unit (WEHLU) is our largest property in this region, covering 30,000 acres (approximately 47 square miles) primarily in Oklahoma County, Oklahoma. The WEHLU field, originally discovered in 1942, is the largest Hunton Lime field in the state of Oklahoma. The field has 58 oil and natural gas wells (28 currently producing) with stable production holding the entire unit. We own a 98% working interest at WEHLU and we are the operator. We have an agreement with Avalon Exploration, Inc. of Tulsa, Oklahoma to jointly develop additional reserves and production in WEHLU. The area of mutual interest created by our agreement with Avalon covers 5,680 acres located in the central-northwest area of the field.

        Other significant properties in this area include interests in the Lipscomb field in Lipscomb County, Texas where our working interests range from 75% to 100% and the Eakly-Weatherford field in Caddo County, Oklahoma, where working interests range from 1% to 26%. Production in these fields is from the Cleveland, Atoka, Morrow and Springer formations.

        South Texas Area.    Our properties in South Texas produce primarily from the Vicksburg, Wilcox and Frio formations which range in depth from approximately 5,500 feet to 12,500 feet. The La Reforma field, located in Starr and Hidalgo Counties, is the largest field in the Wynn-Crosby property base. La Reforma is a significant Vicksburg formation field and we own between 25% and 50% working interest in this area. We are conducting an active drilling program at La Reforma with one well currently being completed, one well currently drilling, and four locations expected to be drilled in 2005. The Vicksburg formation in this area is complexly faulted and 3-D seismic is extensively utilized to identify optimal structural targets. Wells in this field typically produce at initial rates of over 10.0 Mmcfe per day. Other Vicksburg/Frio fields in which we own a significant interest include Los Indios, Nabors, Ann Mag and McAllen Ranch. In the Wilcox trend of Lavaca County, we own between 20% and 25% working interest in the Dry Hollow field, which produces from 12,500 to 15,000 feet in depth. At Dry Hollow, we have identified three proved undeveloped locations and one location, which we expect to drill in 2005. We also own interests in the Provident City and North Borchers fields in Lavaca County.

        Permian Basin.    In the Permian Basin, our principal properties are in the Waddell Ranch field in Crane County, Texas, the ROC field in Ward County, Texas, and the Teague field in Lea County, New Mexico. Waddell Ranch is the largest field in West Texas and produces primarily from the Grayburg, San Andres and Clear Fork formations at depths from 3,000 to 4,000 feet. We own a 3.5% working interest in this property. The ROC field produces from the Ellenberger and Montoya formations at measured depths of 13,000 to 17,000 feet. We have identified four proved undeveloped locations in this field, where we own a working interest of between 5% to 25%. In the Teague field, production is from the Devonian and Seven Rivers, Queen and Grayburg formations at a depth of 4,000 to 8,000 feet. We own a 94% working interest in this property and have identified two proved undeveloped locations.

        East Texas Area.    Our properties in the East Texas basin produce primarily from the Cotton Valley and Travis Peak formations which range in depth from approximately 6,500 to 10,000 feet. We own significant interests in the South Carthage, North Beckville and Blocker fields in Panola and Harrison Counties, Texas. Our working interest in these fields is between 47% and 100%. The producing formations of this area tend to contain multiple producing horizons and are typically low permeability sands that require fracture stimulation to achieve optimal producing rates. This type of fracture stimulation usually results in relatively high initial production rates that decline rapidly during the first year of production and subsequently stabilize at fairly low, more easily predictable annual decline rates. Much of our production in this area is from wells that have been producing for several years and are in the latter, more stable stage of production, resulting in a relatively long reserves to production ratio.

        Arkoma Basin.    In the Arkoma Basin, our properties produce primarily from the Atoka formation at depths of 2,500 to 6,000 feet. We own significant interests in the Kinta, Cedars and Pine Hollow fields in Pittsburg and Haskell Counties, Oklahoma. Our working interest in these fields is between 23% and 100%. Portions of our acreage in this region are near the Pine Hollow South field, where a new shale gas drilling play is currently evolving. In addition, we own approximately 75,000 net undeveloped acres in Logan, Scott and Yell Counties, Arkansas.

        Gulf Coast Area.    Our largest property in the Gulf Coast region is the West Broussard field, which is located in Lafayette Parish, Louisiana. In 2003, the Failla #1 well was drilled and completed, with the well being placed on production in September 2003. Currently, the well is producing approximately 15.0 gross Mmcf of natural gas and 350 gross barrels of oil per day. We have an approximate 9% working interest in this well. An additional development well, the Montesano #1, was drilled and completed during the third quarter of 2004. The well was placed on production in August 2004 and is currently producing approximately 10.2 gross Mmcf of natural gas and 290 gross barrels of oil per day. We own a 23.1% working interest in this well, which will increase to approximately 29.6% working interest after payout. The Failla #1 and Montesano #1 wells produce from the Bol Mex 3 formation at approximately 15,830 feet.

        Through the PHAWK properties acquisition, we acquired properties in the Breton Sound/Main Pass area in Louisiana state waters. This acquisition included 79 square miles of recently reprocessed 3-D seismic data and a 25% working interest in 8 leased drilling prospects covering 2,528 acres in the Breton Sound/Main Pass area, as well as two producing wells, pipelines and associated production facilities. The main objective formation is the Tex W at a depth of 11,500 feet. Wells in this area generally produce at high rates and are short lived.

        In the Acquisition, we acquired between 5% and 12% working interest in the Ship Shoal 208/239 field located in federal waters, offshore Louisiana. In South Louisiana, we also own minor interests in the South Lake Arthur field, Vermilion Parish, which has produced over 1 Tcfe from the Myogyp formation. In addition, we own interests in Old Ocean, a large Frio formation field in Brazoria County, Texas.

        Royalty Interest Properties.    Through the Acquisition, we own royalty interests in approximately 1,500 wells located in various oil and gas producing basins. As of July 2004, these non-cost bearing assets produced an estimated 5.5 Mmcfe per day and are approximately 55% gas on an equivalent production basis. The majority of these assets are located in the Permian Basin.

FINANCING THE ACQUISITION

        To finance the Acquisition and to fund working capital and capital expenditure requirements of the acquired business, on November 23, 2004 we issued approximately $200 million of our Series B preferred stock and incurred $210 in bank debt.

Series B Preferred Stock

        On November 23, 2004, we completed a private offering of 2,580,645 shares of Series B preferred stock pursuant to the private placement exception from registration provided in Regulation D, Rule 506, under Section 4(2) of the Securities Act. We received gross proceeds of approximately $200 million from the sale of our Series B preferred stock. We paid the placement agent a cash fee of $12 million for providing services as placement agent with respect to these shares. It is estimated that the total of all costs, expenses and fees in connection with the private offering, including the placement agent's reasonable out-of-pocket expenses, including financial advisory fees to third parties of approximately $1.5 million, will be approximately $15 million.

        Shares of Series B preferred stock were offered and sold only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) with whom the placement agent had a pre-existing relationship in reliance on applicable exemptions from registration provided under the Securities Act.

        We expect the Series B preferred stock to convert into common stock on or about December 31, 2004. However, if such conversion has not occurred on or before March 31, 2005, holders of the Series B preferred stock are entitled to receive quarterly dividends accruing from the date of initial issuance at a rate of 8% per annum. Accrued and unpaid dividends on the Series B preferred stock that remain unpaid as of a quarterly dividend payment date will accrue additional dividends at a rate of 12% per annum until paid.

        Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of Series B preferred stock will be entitled to receive a liquidation preference of the initial issuance price plus accrued and unpaid dividends through the date of liquidation, before any payment or distribution is made to holders of common stock or other junior securities. We will be required to redeem all outstanding shares of the Series B preferred stock 91 days following the initial maturity date of our new senior revolving credit facility. The holders of the Series B preferred stock generally have no voting rights except as required by law or described below. If the conversion has not occurred by the earlier of the record date for our annual meeting of stockholders for 2005 or August 31, 2005, the holders of Series B preferred stock, voting separately as a class, will be entitled to elect two additional members to our board of directors. In addition, we may not, without the approval of the holders of two thirds of our Series B preferred stock, amend our certificate of designation or bylaws in a manner that would adversely impact the holders of Series B preferred stock, authorize or increase the authorized amount of any senior or parity securities, or liquidate or enter into any agreement regarding a change of control without providing for the redemption of the Series B preferred stock.

        The Series B preferred stock and the common stock issuable upon conversion thereof have not been registered under the Securities Act or any state securities laws, and absent an effective registration statement, may not be offered or sold except to us or our subsidiaries or to a "qualified institutional buyer" (as defined in Rule 144A) pursuant to an exemption from registration. We have entered into a registration rights agreement for the benefit of the holders of Series B preferred stock sold in the private offering, pursuant to which we have agreed to use commercially reasonable efforts to (i) file with the SEC on or before December 31, 2004, a registration statement covering resales of common stock issuable upon conversion of the Series B preferred stock (and in certain circumstances, covering resales of the Series B preferred stock), and (ii) cause such registration statement to be declared effective by the SEC as promptly as reasonably practicable after it is filed. We filed a registration statement on Form S-3 with the SEC on December 1, 2004. In the event the registration statement is not declared effective before June 30, 2005, the dividend rate payable on the Series B preferred stock will increase to 8.5% per annum, and if the Series B preferred stock has been converted into common stock, we will make a quarterly payment of $0.01 per common share to the holders of the common stock until the registration statement has been declared effective.

        For additional information about the terms of our Series B preferred stock and other outstanding capital stock, see "Description of Capital Stock."

Debt Financing

        Petrohawk entered into two new credit facilities with BNP Paribas as lead bank and administrative agent. Set forth below is a summary of each of the facilities.

Senior Revolving Credit Facility

        A senior revolving credit facility in the approximate amount of $400 million has been provided by BNP Paribas and a group of lenders. Availability under the revolver is restricted to the borrowing base. The initial borrowing base is $200 million, and such borrowing base will be subject to review and adjustment on a semi-annual basis. Amounts outstanding under the revolver bear interest at specified margins over the London Interbank Offered Rate ("LIBOR") of 1.25% to 2.5%. Such margins will fluctuate based on the utilization of the facility. Borrowings under the revolver are secured by first priority liens on substantially all of our assets, including equity interests in subsidiaries. We are subject to certain financial covenants pertaining to minimum working capital levels, minimum coverage of interest expenses, and a maximum leverage ratio. In addition, we are subject to covenants limiting dividends and other restricted payments, transactions with affiliates, incurrence of debt, changes of control, asset sales, and liens on properties. All amounts drawn under the revolver are due and payable on November 23, 2008. We have drawn $160 million on the senior revolving credit facility.

Second Lien Term Loan Facility

        A second lien term loan facility in the amount of $50 million has been provided by BNP Paribas and a group of lenders. Any amounts repaid under the term loan may not be reborrowed. Borrowings under the term loan initially bear interest at LIBOR + 4.00%, increasing by 0.25% on a quarterly basis thereafter, subject to a ceiling of LIBOR + 5.00%. Borrowings under the term loan are secured by second priority liens on all of the assets (including equity interests) that secure the revolver. We are subject to certain financial covenants pertaining to a minimum asset coverage ratio and a maximum leverage ratio. In addition, we are subject to covenants limiting dividends and other restricted payments, transactions with affiliates, incurrence of debt, changes of control, asset sales, and liens on properties. We are obligated to repay 1% per annum of the original principal balance, with the remaining 96% of the original principal balance due and payable on February 24, 2009. We have borrowed the entire $50 million under the second lien term loan facility.

THE WYNN-CROSBY ACQUISITION

        On November 23, 2004, we acquired Wynn-Crosby Energy, Inc. ("WCE") and nine of the limited partnerships it managed for a purchase price of approximately $422 million in cash after closing adjustments. The Acquisition was structured as the merger of nine newly formed Texas limited partnerships wholly owned by Petrohawk into nine limited partnerships (the "Partnerships") managed by WCE, and the merger of a newly formed Texas corporation wholly owned by Petrohawk into WCE. As a result of the mergers, Petrohawk is the sole owner of the Partnerships and WCE.

        We will treat the Acquisition as an asset purchase for federal income tax purposes. The merger agreement relating to the merger of the Partnerships is referred to as the "Partnerships Merger Agreement," and the agreement relating to the merger of WCE is referred to as the "WCE Merger Agreement."

        Both merger agreements contain customary representations and warranties of the parties which relate to various aspects of the businesses, financial statements and other matters of the parties. The representations and warranties of WCE and the Partnerships survive the closing for a period of six (6) months and there are two separate holdback amounts that can be drawn against by Petrohawk under indemnification provisions in the agreements in the event of a breach of representations or warranties. The Partnerships Merger Agreement provides for a $9.5 million holdback and the WCE Merger Agreement provides for a $500,000 holdback. The Partnerships Merger Agreement provides that no claim can be made against the holdback until claims totaling $4.25 million have been made and the WCE Merger Agreement provides that no claim can be made against the holdback until claims totaling $50,000 have been made. In each case, after the respective deductible has been reached, the entire holdback is available for indemnification. No indemnification is available under either agreement (a) in excess of the holdback or (b) for claims first asserted after the six month notice period.

SUMMARY HISTORICAL FINANCIAL DATA

Summary Historical Financial Data—Petrohawk Energy Corporation

        The following table sets forth Petrohawk's summary consolidated historical financial data that has been derived from (a) the audited consolidated statements of income and cash flows for Petrohawk for each of the years ended December 31, 2001, 2002, and 2003 and the audited balance sheet for Petrohawk as of December 31, 2003, (b) the unaudited condensed consolidated statements of income for Petrohawk for each of the nine months ended September 30, 2003 and 2004, (c) the unaudited condensed consolidated statement of cash flows for Petrohawk for the nine months ended September 30, 2004 and the unaudited balance sheet for Petrohawk as of September 30, 2004, and (d) unaudited supplemental financial information for oil and gas producing activities for each of the years ended December 31, 2001, 2002 and 2003 set forth in the notes to Petrohawk's audited financial statements for the years ended December 31, 2001, 2002 and 2003, and from Petrohawk's records for the nine months ended September 30, 2004. This discussion excludes the effects of the Acquisition and related financial transactions. You should read this historical financial data together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Petrohawk's consolidated financial statements and notes thereto incorporated by reference herein.

	Year Ended December 31,			Nine Months Ended September 30,
	2001	2002	2003	2003	2004
	(in thousands, except per share data)
Statement of Income Data:
REVENUES:
Oil and natural gas	$13,223	$9,446	$12,591	$9,170	$14,379
Field services	434	202	334	250	251

Total revenue	13,657	9,648	12,925	9,420	14,630
COSTS AND EXPENSES:
Production:
Lease operations	2,769	2,925	2,402	1,703	2,458
Production, severance and ad valorem taxes	852	533	875	654	781
Field services	340	195	185	144	131
General and administrative	2,527	2,057	2,678	1,907	4,017
Stock-based compensation	—	—	252	212	2,925
Full cost ceiling impairment	13,805	5,164	129	—	—
Depreciation, depletion and amortization	5,177	5,121	4,858	3,813	3,532
Accretion of asset retirement obligations	—	—	50	41	69

Total costs and expenses	25,470	15,995	11,429	8,474	13,913

INCOME (LOSS) FROM OPERATIONS	(11,813)	(6,347)	1,496	946	717
OTHER INCOME (EXPENSE):
Financial Derivatives—unrealized				—	(592)
Interest expense	(868)	(558)	(476)	(367)	(1,279)
Interest income and other	131	23	(30)	3	148

Total other income (expense)	(737)	(535)	(506)	(364)	(1,723)

INCOME (LOSS) BEFORE INCOME TAX PROVISION	(12,550)	(6,882)	990	582	(1,006)
INCOME TAX (PROVISION) BENEFIT	3,504	—	(24)	—	24

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(9,046)	(6,882)	966	582	(982)
CUMULATIVE EFFECT ON PRIOR YEARS FROM ADOPTION OF FASB STATEMENT NO. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATION, NET OF TAX	—	—	2	2	—

NET INCOME (LOSS)	(9,046)	(6,882)	968	584	(982)
PREFERRED DIVIDENDS	(232)	(447)	(447)	(334)	(333)

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$(9,278)	$(7,329)	$521	$250	$(1,315)

BASIC NET INCOME (LOSS) PER COMMON SHARE(1)	$(1.50)	$(1.18)	$0.08	$(0.04)	$(0.13)
DILUTED NET INCOME (LOSS) PER COMMON SHARE(1)	$(1.50)	$(1.18)	$0.08	$(0.04)	$(0.13)
WEIGHTED AVERAGE SHARES OUTSTANDING(1):
Basic	6,184	6,209	6,216	6,216	9,763
Fully Diluted	6,184	6,209	6,216	6,216	9,763
COMPREHENSIVE INCOME (LOSS):
NET INCOME (LOSS)	$(9,046)	$(6,882)	$968	$584	$(982)
OTHER COMPREHENSIVE INCOME (LOSS):
Transition adjustment related to change in accounting for derivative instruments and hedging activities (net of income taxes)	(953)	—	—	—	—
Realized loss on qualifying cash flow hedges	340	829	1,337	1,337	—
Unrealized loss on qualifying cash flow hedges	682	(1,600)	(635)	(635)	—

TOTAL COMPREHENSIVE INCOME (LOSS)	$(8,977)	$(7,653)	$1,670	$1,286	$(982)

	Year Ended December 31,			Nine Months Ended September 30,
	2001	2002	2003	2003	2004
	(in thousands)
Consolidated Statements of Cash Flow Data:
Cash provided by (used by):
Operating activities	$9,047	$2,978	$5,998	$3,092	$3,313
Investing activities	(14,748)	(2,247)	(3,762)	(1,449)	(9,066)
Financing activities	4,721	(360)	(1,054)	(703)	38,739
Costs Incurred Relating to Oil and Gas Producing Activities:
Property acquisition	$1,234	$—	$260	$—	$2,636
Exploration	10,958	3,301	921	636	151
Development	1,664	1,007	3,341	1,324	6,102
	December 31, 2003	September 30, 2004
	(in thousands)
Balance Sheet Data(2):
Cash and cash equivalents	$2,110	$35,096
Oil and natural gas properties, net	40,271	45,401
Total assets	46,115	89,718
Total long-term debt, including convertible subordinated note	13,285	35,000
Stockholders' equity	29,270	49,811

(1)
Adjusted retroactively for the one-for-two reverse split of our common stock which occurred May 26, 2004.

(2)
Reflects our recapitalization as described in "Recent Developments—Acquisition of Control by PHAWK" on page 6.

Summary Combined Historical Financial Data—Wynn-Crosby

        The following table sets forth Wynn-Crosby's summary combined historical financial data that has been derived from (a) the audited combined statements of income for Wynn-Crosby for the years ended December 31, 2001, 2002 and 2003 and audited balance sheet for Wynn-Crosby as of December 31, 2003, (b) the unaudited combined statements of income for Wynn-Crosby for the nine months ended September 30, 2003 and 2004, (c) the unaudited combined statement of cash flows for Wynn-Crosby for the nine months ended September 30, 2004 and the unaudited balance sheet for Wynn-Crosby as of September 30, 2004, and (d) supplemental financial information for oil and gas producing activities for each of the years ended December 31, 2001, 2002 and 2003 set forth in the notes to Wynn-Crosby's audited financial statements for the years ended December 31, 2001, 2002 and 2003, and from Wynn-Crosby's records for the nine months ended September 30, 2004. You should read this financial data together with Wynn-Crosby's combined financial statements and notes thereto included elsewhere in this document.

	Year Ended December 31,			Nine Months Ended September 30,
	2001	2002	2003	2003	2004
	(in thousands)
Statement of Income Data:
REVENUES:
Oil and natural gas	$60,518	$51,474	$92,430	$70,399	$76,059
Other	39	1	46	11	96

Total revenue	60,557	51,475	92,476	70,410	76,155
COSTS AND EXPENSES:
Production:
Lease operations	12,748	12,186	15,407	11,391	14,029
Production, severance and ad valorem taxes	4,528	3,549	5,927	4,712	5,025
Gathering, transportation and other	803	995	1,430	1,016	1,000
General and administrative	2,269	2,723	3,697	2,719	3,384
Full cost ceiling impairment	1,862	—	—	—	—
Depreciation, depletion and amortization	12,092	10,536	11,508	9,934	10,333
Accretion of asset retirement obligations	—	—	604	456	392
Other	242	402	301	408	380

Total costs and expenses	34,544	30,391	38,874	30,636	34,543

INCOME FROM OPERATIONS	26,013	21,084	53,602	39,774	41,612
OTHER INCOME (EXPENSE):
Financial derivatives, realized	4,687	886	(4,530)	(4,568)	(5,483)
Financial derivatives, unrealized	7,059	(1,628)	(2,377)	1,289	(2,080)
Equity income of non-affiliates	—	129	228	—	205
Gain (loss) on sale of assets	(15)	—	63	—	—
Investment income	228	85	58	39	19
Interest expense	(2,854)	(2,594)	(2,338)	(1,838)	(1,285)
Interest income and other	(56)	(75)	—	—	—

Total other income (expense)	9,049	(3,197)	(8,896)	(5,078)	(8,624)

INCOME FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECTS AND DISCONTINUED OPERATIONS	35,062	17,887	44,706	34,696	32,988
INCOME FROM DISCONTINUED OPERATIONS INCLUDING 2003 GAIN ON SALE OF MEMBERSHIP INTEREST	213	(36)	8,897	8,897	—

INCOME BEFORE CUMULATIVE EFFECTS	35,275	17,851	53,603	43,593	32,988
CUMULATIVE EFFECT OF ADOPTION OF SFAS NO. 133	(7,059)	—	—	—	—
CUMULATIVE EFFECT ON PRIOR YEARS FROM ADOPTION OF FASB STATEMENT NO. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATION	—	—	2,157	2,157	—

NET INCOME(1)	$28,216	$17,851	$55,760	$45,750	$32,988

(1)
Wynn-Crosby consists of a number of partnerships and an S-corporation, and it incurs no federal income tax.

	Year Ended December 31,			Nine Months Ended September 30,
	2001	2002	2003	2003	2004
	(in thousands)
Consolidated Statements of Cash Flow Data:
Cash provided by (used by):
Operating activities	$43,683	$29,388	$64,710	$50,913	$44,370
Investing activities	(41,806)	(21,668)	(3,781)	140	(17,961)
Financing activities	608	(6,488)	(60,665)	(45,434)	(23,057)
Costs Incurred Relating to Oil and Gas Producing Activities:
Property acquisition	$30,438	$17,521	$7,829	$19,231	$21,614
Exploration	385	29	—	—	—
Development	13,268	7,350	16,309	12,999	20,015
	December 31, 2003	September 30, 2004
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$5,357	$8,709
Total assets	157,878	178,960
Total long-term debt	33,130	39,820

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2003 and the nine months ended September 30, 2004, have been prepared based on the historical condensed consolidated statements of income of Petrohawk and Wynn-Crosby incorporated by reference or included elsewhere herein, under the assumptions set forth in the accompanying footnotes. The unaudited pro forma consolidated balance sheet at September 30, 2004 has been prepared based on the historical condensed consolidated balance sheet of Petrohawk incorporated by reference herein under the assumptions set forth in the accompanying footnotes.

        On November 23, 2004 Petrohawk acquired Wynn-Crosby and certain limited partnerships that it manages for approximately $422 million. This transaction was accounted for by us using the purchase method of accounting. The effect of this transaction is reflected in the Pro Forma Adjustments in the unaudited pro forma consolidated financial statements.

        We financed a portion of the purchase price for the Acquisition with the net proceeds from our private offering of Series B preferred stock. The effect of the issuance and the conversion of the Series B preferred stock into common stock is reflected in the Pro Forma Adjustments in the unaudited pro forma consolidated financial statements.

        We entered into a four-year, $400 million senior revolving credit facility and a $50 million second lien credit facility in connection with the Acquisition. The revolving credit facility provides for a preliminary borrowing base of $200 million. To secure borrowings, we pledged 100% of the shares of stock of our domestic subsidiaries and gave mortgages covering approximately 80% of the total present value of our domestic oil and gas properties.

        The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2003 and the nine months ended September 30, 2004, assume the Acquisition occurred on January 1, 2003. The unaudited pro forma consolidated balance sheet at September 30, 2004, assumes the Acquisition occurred on that date. Petrohawk believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to such transactions. The unaudited pro forma consolidated financial statements do not purport to represent what our results of operations would have been if such transactions had occurred on such dates. These unaudited pro forma consolidated financial statements should be read in conjunction with (i) the Consolidated Financial Statements of Petrohawk Energy Corporation incorporated by reference herein and (ii) the Combined Financial Statements of Wynn-Crosby Energy, Inc. and its Affiliated Partnerships incorporated by reference to exhibits 99.1 and 99.2 to Petrohawk's Form 8-K/A filed on December 1, 2004.

        The unaudited pro forma financial statements do not include the effect of Petrohawk's purchase of approximately 2.9 Bcfe of estimated proved reserves from PHAWK on August 11, 2004.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

(in thousands of dollars, except per share data)

	Petrohawk Historical	Wynn-Crosby Historical	Pro Forma Adjustments		Petrohawk Pro Forma Adjusted(4)
REVENUES:
Oil and gas	$12,591	$92,430			$105,021
Field services	334	—			334
Other	—	46			46

Total revenue	12,925	92,476			105,401
COSTS AND EXPENSES:
Production:
Lease operations	2,402	15,407			17,809
Production, severance and ad valorem taxes	875	5,927			6,802
Gathering, transportation and other	—	1,430			1,430
Field services	185	—			185
General and administrative	2,678	3,697			6,375
Stock-based compensation	252	—			252
Full cost ceiling impairment	129	—			129
Depreciation, depletion and amortization	4,858	11,508	(11,508 33,521	)(1) (1)	38,379
Accretion of asset retirement obligations	50	604			654
Other	—	301			301

Total costs and expenses	11,429	38,874			72,316

INCOME FROM OPERATIONS	1,496	53,602			33,085
OTHER INCOME (EXPENSE):
Financial derivatives, realized	—	(4,530)			(4,530)
Financial derivatives, unrealized	—	(2,377)			(2,377)
Equity income of non-affiliates	—	228			228
Gain on sale of assets	—	63			63
Investment income	—	58			58
Interest expense	(476)	(2,338)	2,338 (8,602	(2) )(2)	(9,078)
Interest income and other	(30)	—			(30)

Total other expense	(506)	(8,896)			(15,666)

INCOME BEFORE INCOME TAX PROVISION	990	44,706			17,419
INCOME TAX (PROVISION)	(24)	—	24 (6,619	(3) )(3)	(6,619)

NET INCOME	966	44,706			10,800
PREFERRED DIVIDENDS(4)	(447)	—			(447)

NET INCOME APPLICABLE TO COMMON STOCKHOLDERS AND PARTNERS(4)	$519	$44,706			$10,353

BASIC NET INCOME PER COMMON SHARE(4)(8)	$0.08	N/A			$0.32
DILUTED NET INCOME PER COMMON SHARE(4)(8)	$0.08	N/A			$0.32
WEIGHTED AVERAGE SHARES OUTSTANDING(4)(8):
Basic	6,216	N/A	25,806	(5)	32,022
Fully diluted	6,253	N/A	25,806	(5)	32,059

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

(in thousands of dollars, except per share data)

	Petrohawk Historical	Wynn-Crosby Historical	Pro Forma Adjustments		Petrohawk Pro Forma Adjusted(4)
REVENUES:
Oil and gas	$14,379	$76,059			$90,438
Field services	251	—			251
Other	—	96			96

Total revenue	14,630	76,155			90,785
COSTS AND EXPENSES:
Production:
Lease operations	2,458	14,029			16,487
Production, severance and ad valorem taxes	781	5,025			5,806
Gathering, transportation and other	—	1,000			1,000
Field services	131	—			131
General and administrative	4,017	3,384			7,401
Stock-based compensation	2,925	—			2,925
Full cost ceiling impairment	—	—			—
Depreciation, depletion and amortization	3,532	10,333	(10,333 23,453	)(1) (1)	26,985
Accretion of asset retirement obligations	69	392			461
Other	—	380			380

Total costs and expenses	13,913	34,543			61,576

INCOME (LOSS) FROM OPERATIONS	717	41,612			29,209
OTHER INCOME (EXPENSE):
Financial derivatives, realized	—	(5,483)			(5,483)
Financial derivatives, unrealized	(592)	(2,080)			(2,672)
Equity income of non-affiliates	—	205			205
Investment income	—	19			19
Interest expense	(1,279)	(1,285)	1,285 (6,543	(2) )(2)	(7,822)
Interest income and other	148	—			148

Total other income (expense)	(1,723)	(8,624)			(15,605)
INCOME (LOSS) BEFORE INCOME TAX PROVISION	(1,006)	32,988			13,604
INCOME TAX PROVISION	24	—	(24) (5,169	(3) )(3)	(5,169)

NET INCOME (LOSS)	(982)	32,988			8,435
PREFERRED DIVIDENDS(4)	(333)	—			(333)

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS AND PARTNERS(4)	$(1,315)	$32,988			$8,102

BASIC NET INCOME (LOSS) PER COMMON SHARE(4)(8)	$(0.13)	N/A			$0.23
DILUTED NET INCOME (LOSS) PER COMMON SHARE(4)(8)	$(0.13)	N/A			$0.19
WEIGHTED AVERAGE SHARES OUTSTANDING(4)(8):
Basic	9,763	N/A	25,806	(5)	35,569
Fully diluted	9,763	N/A	32,699	(5)	42,462

UNAUDITED PRO FORMA CONDENSED

BALANCE SHEET

AT SEPTEMBER 30, 2004

(in thousands of dollars)

	Petrohawk Historical	Wynn-Crosby Historical	Pro Forma Adjustments(6)	Petrohawk Pro Forma Adjusted	Pro Forma Adjustments(7)	Petrohawk Pro Forma Adjusted
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,096	$8,709	$(35,000)	$8,805		$8,805
Accounts receivable
Oil and gas sales	4,169	22,230		26,399		26,399
Other	598	—		598		598
Prepaid expenses and other	1,113	2,646		3,759		3,759

Total current assets	40,976	33,585		39,561		39,561
PROPERTY AND EQUIPMENT, AT COST:
Oil and gas properties, full cost method
Subject to amortization	87,782	240,976	(240,976 401,210)	488,992		488,992
Not subject to amortization	741	1,839	(1,839 30,000)	30,741		30,741
Other property and equipment	2,482	231		2,713		2,713

	91,005	243,046		522,446		522,446
Allowance for depreciation, depletion and amortization	(43,976)	(98,545)	98,545	(43,976)		(43,976)

	47,029	144,501		478,470		478,470
Other assets	1,713	874	2,500	5,087		5,087

TOTAL ASSETS	$89,718	$178,960		$523,118		$523,118

LIABILITIES AND STOCKHOLDERS' EQUITY(7)
CURRENT LIABILITIES:
Accounts payable and other	$2,570	$23,142		$25,712		$25,712
Commodity hedging contracts	592	5,997		6,589		6,589
Current maturities on long-term debt	—	810	$(810)	—		—
Asset retirement obligation—current portion	220	—		220		220

Total current liabilities	3,382	29,949		32,521		32,521
REVOLVING CREDIT FACILITY	—	39,820	(39,820 160,000)	160,000		160,000
SECOND LIEN FACILITY	—	—	50,000	50,000		50,000
SUBORDINATED CONVERTIBLE NOTE PAYABLE	35,000	—		35,000		35,000
ASSET RETIREMENT OBLIGATION	1,525	9,261		10,786		10,786
STOCKHOLDERS' EQUITY:
Preferred stockholders' equity	1	—	200,000 (15,000)	185,001	(185,000)	1
Common stockholders' equity	14	—		14	26	40
Additional paid-in capital	73,778	—		73,778	184,974	258,752
Treasury stock	(36)	—		(36)		(36)
Partners' capital		99,930	(99,930)	—		—
Accumulated deficit	(23,946)	—		(23,946)		(23,946)

TOTAL STOCKHOLDERS' EQUITY	49,811	99,930		234,811		234,811

TOTAL LIABILITIES, STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL	$89,718	$178,960		$523,118		$523,118

Notes to Unaudited Pro Forma Condensed Consolidated Financial Data

        The unaudited pro forma financial data has been prepared to give effect to the Acquisition and the offering of 2,580,645 shares Series B preferred stock (25,806,450 shares of common stock, post-conversion). Information under the column heading "Pro Forma Adjusted" gives effect to the adjustments related to the Acquisition for related financing activities. The unaudited pro forma condensed consolidated statements are not necessarily indicative of the results of our future operations.

(1)
To adjust depreciation, depletion and amortization expense to give effect to the purchase price allocated to the Acquisition using the unit of production method under the full cost method of accounting.

(2)
To adjust interest expense to give effect to the financing activities related to the Acquisition.

(3)
To record income tax expense on the combined company results of operations, giving effect to the Acquisition, based on a 38% combined federal and state tax rate.

(4)
If the Series B preferred stock is not converted into common stock, the pro forma statements of operations for the year ended December 31, 2003 and for the nine months ended September 30, 2004 would be as follows:

Year Ended December 31, 2003
Petrohawk Pro Forma Adjusted
Net Income	$10,800
Preferred dividends—Series A	(447)
Preferred dividends—Series B	(16,000)
Net loss applicable to common stockholders and partners	$(5,647)
Basic net loss per common share	$(0.91)
Diluted net loss per common share	$(0.91)
Weighted average shares outstanding:
Basic	6,216
Fully diluted	6,216
Petrohawk Pro Forma Adjusted Nine Months Ended September 30, 2004
Net income	$8,435
Preferred dividends—Series A	(333)
Preferred dividends—Series B	(12,000)
Net loss applicable to common stockholders and partners	$(3,898)
Basic net loss per common share	$(0.40)
Diluted net loss per common share	$(0.40)
Weighted average shares outstanding:
Basic	9,763
Fully diluted	9,763
(5)
To record the issuance of 2,580,645 shares of Series B preferred stock at $77.50 per share, net of approximately $15 million of issuance costs and the PHAWK investment in May 2004.

(6)
To record the Acquisition, related borrowings under the credit facilities (including debt issuance costs) and the issuance of the Series B preferred stock.

(7)
Records the subsequent conversion of the Series B preferred stock into common stock at a 1 to 10 ratio.

(8)
Adjusted retroactively for the one-for-two reverse split of our common stock which occurred May 26, 2004.

MANAGEMENT

Name	Age	Position(s) Held	Since
Floyd C. Wilson	57	Chairman of the Board, President and Chief Executive Officer	2004
Stephen W. Herod	45	Vice President—Corporate Development	2004
Shane M. Bayless	37	Vice President, Chief Financial Officer, and Treasurer	2004
Richard K. Stoneburner	50	Vice President—Exploration	2004
Larry L. Helm	57	Vice President—Chief Administrative Officer	2004
Mark J. Mize	32	Controller	2004
Richard H. Smith	47	Vice President—Land	2004
Robert C. Stone, Jr.(1)(2)	56	Director	2000
David B. Miller(3)	54	Director	2004
D. Martin Phillips(4)	51	Director	2004
Tucker S. Bridwell(1)(3)(4)	52	Director	2004
James L. Irish III(1)	60	Director	2004
Daniel A. Rioux(3)	36	Director	2004

(1)
Member of the audit committee.

(2)
Member of the reserve committee.

(3)
Member of the compensation committee.

(4)
Member of the nominating committee.

        Floyd C. Wilson joined us on May 25, 2004 concurrent with the investment by PHAWK. Mr. Wilson is an owner, President and Chief Executive Officer of PHAWK, LLC, which he founded in June 2003. Mr. Wilson was the Chairman and Chief Executive Officer of 3TEC Energy Corporation from August 1999 to its merger with Plains Exploration & Production Company in June of 2003. Mr. Wilson founded W/E Energy Company L.L.C., formerly known as 3TEC Energy Company L.L.C. in 1998 and served as its President until August 1999. Mr. Wilson began his career in the energy business in Houston in 1970 as a completion engineer. He moved to Wichita in 1976 to start an oil and gas company, one of several private energy ventures which preceded the formation of Hugoton Energy Corporation. Mr. Wilson founded Hugoton in 1987, and served as its Chairman, President and Chief Executive Officer. Hugoton completed an initial public offering in 1994 and was merged into Chesapeake Energy Corporation in 1998.

        Stephen W. Herod joined us on May 25, 2004 concurrent with the investment by PHAWK. He was employed by PHAWK from its formation in June 2003 until May 2004. Mr. Herod served as Executive Vice President-Corporate Development for 3TEC Energy Corporation from December 1999 until its merger with Plains Exploration & Production Company in June 2003 and as Assistant Secretary from May 2001 until June 2003. Mr. Herod served as a director of 3TEC Energy Corporation from July 1997 until January 2002. Mr. Herod served as the Treasurer of 3TEC from 1999 until 2001. From July 1997 to December 1999, Mr. Herod was Vice President-Corporate Development. Mr. Herod served as President and a director of Shore Oil Company from April 1992 until the merger of Shore with 3TEC in June 1997. He joined Shore's predecessor as Controller in February 1991. Mr. Herod was employed by Conquest Exploration Company from 1984 until 1991 in various financial management positions, including Operations Accounting Manager. From 1981 to 1984, Superior Oil Company employed Mr. Herod as a financial analyst.

        Shane M. Bayless joined us on May 25, 2004 concurrent with the investment by PHAWK. He was employed by PHAWK from its formation in June 2003 until May 2004. Mr. Bayless was Vice President and Controller of 3TEC Energy Corporation from July 2000 until 3TEC's merger with Plains Exploration & Production Company in June 2003. Mr. Bayless served as the Treasurer of 3TEC from March 2001 until June 2003. Prior to joining 3TEC, Mr. Bayless was a founding partner of Encore Acquisition Partners (now Encore Acquisition Company), serving as Vice President and Controller from 1998 to 2000. Mr. Bayless worked as the Controller from 1996 to 1998 and as the Accounting Manager from 1993 to 1996 at Hugoton Energy Corporation. From 1990 to 1993, Mr. Bayless was an Audit Senior with Ernst & Young LLP. He is a Certified Public Accountant.

        Richard K. Stoneburner joined us on May 25, 2004 concurrent with the investment by PHAWK. He was employed by PHAWK from its formation in June 2003 until May 2004. Mr. Stoneburner joined 3TEC in August 1999 and was its Vice President—Exploration from December 1999 until its merger with Plains Exploration & Production Company in June 2003. Mr. Stoneburner was employed by W/E Energy Company as District Geologist from 1998 to 1999. Prior to joining W/E Energy, Mr. Stoneburner worked as a geologist for Texas Oil & Gas, The Reach Group, Weber Energy Corporation, Hugoton and, independently through his own company, Stoneburner Exploration, Inc. Mr. Stoneburner has over 25 years of experience in the energy business.

        Larry L. Helm joined us in June 2004. Mr. Helm has 30 years of experience in commercial banking. He was employed with Bank One Corporation from December 1989 through December 2003. Most recently Mr. Helm served as Executive Vice President of Middle Market Banking from October 2001 to December 2003. From August 1999 to October 2001, he was Chairman of Southern Region Commercial Banking and from April 1998 to August 1999, he served as Executive Vice President of the Energy and Utilities Banking. He served as a director of 3TEC Energy Corporation from 2000 to June 2003. Mr. Helm holds an M.B.A. from the University of North Texas, and a B.S. from Trinity University in San Antonio, Texas.

        Mark J. Mize joined us on November 29, 2004 as our Controller. Prior to joining Petrohawk he was the Manager of Financial Reporting of Cabot Oil & Gas Corporation from January 2003 to November 2004. Prior to his employment at Cabot Oil & Gas Corporation, he was an Audit Manager with PricewaterhouseCoopers LLP from 1996 to 2002. He is a Certified Public Accountant.

        Richard H. Smith joined us on May 25, 2004 concurrent with the investment by PHAWK and became Vice President—Land in November 2004. Mr. Smith joined PHAWK as Land Manager in March 2004. Mr. Smith was Land Manager—Gulf Region USA with the Unocal Corporation from April 2001 until the commencement of his employment at PHAWK. From September 1997 until April 2001, Mr. Smith served as Land Manager—Gulf Coast Division for Basin Exploration, Inc. Prior to his employment at Basin, Mr. Smith held land management positions in varying capacities on a continual basis since January 1981. During this period he was employed by Sonat Exploration Company, Michel T. Halbouty Energy Co., Pend Oreille Oil & Gas Company and Norcen Explorer, Inc. Mr. Smith graduated from The University of Texas at Austin in December 1980 with a BBA in Petroleum Land Management. He is a Certified Professional Landman.

        Robert C. Stone, Jr.    has served as a director since September 2000. Currently, Mr. Stone serves as Senior Vice President/Manager of Energy Lending at Whitney National Bank in New Orleans, Louisiana and has been employed there since 2000. Prior to this position, Mr. Stone was Manager of Energy Technical Services, Energy/Maritime Division at Hibernia National Bank from 1998 to 2000 that included evaluation responsibilities for all syndicated and direct lending E&P segment clients. Mr. Stone has held senior management positions in energy banking for over 20 years, with emphasis on small-cap, public and private producers. His experience includes underwriting and managing senior debt, mezzanine and private equity to the independent sector. He began his banking career as an engineer with First National Bank of Commerce in New Orleans in 1983 after working in various engineering positions with Exxon Company, U.S.A. for seven years. He was also a Founding Governor of the City Energy Club of New Orleans and is involved with many civic organizations in New Orleans where he still resides. Mr. Stone holds both a B.S. and M.S. in Engineering from the University of Houston.

        David B. Miller became a director concurrent with the investment by PHAWK. Mr. Miller is a Senior Managing Director of EnCap Investments L.P., an investment management and merchant banking firm focused on the upstream and midstream sectors of the oil and gas industry that was founded in 1988. From 1988 to 1996, Mr. Miller also served as President of PMC Reserve Acquisition Company, a partnership jointly owned by EnCap and Pitts Energy Group. Prior to the establishment of EnCap, Mr. Miller served as Co-Chief Executive Officer of MAZE Exploration Inc., a Denver, Colorado, based oil and gas company he co-founded in 1981. Mr. Miller was a director of 3TEC Energy Corporation from 1999 until June 2003. Mr. Miller is also a director of Denbury Resources Inc.

        D. Martin Phillips became a director concurrent with the investment by PHAWK. Mr. Phillips is a Senior Managing Director of EnCap Investments L.P., an investment management and merchant banking firm focused on the upstream and midstream sectors of the oil and gas industry that was founded in 1988. Prior to joining EnCap in 1989, from 1978 to 1989, Mr. Phillips served in various management capacities with NCNB Texas National Bank, including as Senior Vice President in the Energy Banking Group. Mr. Phillips is also a director of Plains Resources, Inc. Mr. Phillips was a director of 3TEC Energy Corporation from 1999 until June 2003.

        Tucker S. Bridwell became a director concurrent with the investment by PHAWK. Mr. Bridwell has been the President of Mansefeldt Investment Co. since September 1997 and is in charge of the overall supervision and management of more than $100 million in investments. He has been in the energy business in various capacities for over 25 years. Mr. Bridwell served as chairman of First Permian, LLC from 2000 until its sale to Energen Corporation in April 2002. He is a certified public accountant.

        James L. Irish III became a director concurrent with the investment by PHAWK. Mr. Irish served as a director of 3TEC Energy Corporation from 2002 until June 2003. Mr. Irish is currently of counsel with Thompson & Knight, L.L.P., a Texas based law firm. Mr. Irish has been an attorney with Thompson & Knight, L.L.P. serving in various capacities, including Managing Partner, since 1969.

        Daniel A. Rioux became a director in July 2004. Mr. Rioux is the Vice President and Treasurer of Liberty Energy Holdings, LLC, which invests in oil and gas exploration and production, as well as related private equity transactions, on behalf of its insurance company parent. Prior to joining Liberty Energy Holdings, LLC, Mr. Rioux was Vice President of Liberty Energy Corporation, now a subsidiary of Liberty Energy Holdings, LLC, which invests in oil and gas exploration and production, as well as related private equity transactions, on behalf of its insurance company parent. Mr. Rioux holds a B.S. in Finance from Bryant College and an M.B.A from Babson College (F.W. Olin School of Business).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 20, 2004, and as adjusted to reflect the issuance of approximately 25.80 million shares of common stock upon conversion of the 2.58 million outstanding shares of Series B preferred stock, by (i) each person who, to the knowledge of Petrohawk, beneficially owns more than 5% of Petrohawk's common stock; (ii) each current director and executive officer of Petrohawk; and (iii) all current executive officers and directors of Petrohawk as a group. The following table does not include pecuniary interests in approximately 500,000 shares of our common stock that members of our management, other than Mr. Wilson, may be entitled to receive, based upon the current price of our common stock and certain other assumptions, through their ownership of equity interests in PHAWK.

	Before Conversion			After Conversion
Name and Address of Beneficial Owner	Amount(1)		Percent of Class(2)	Amount(1)		Percent of Class(2)
Floyd C. Wilson 1100 Louisiana Suite 4400 Houston, TX 77002	12,626,757	(3)	66.73%	12,626,757	(3)	28.22%
Stephen W. Herod 1100 Louisiana Suite 4400 Houston, TX 77002	25,000	(4)	*	25,000	(4)	*
Shane M. Bayless 1100 Louisiana Suite 4400 Houston, TX 77002	25,000	(4)	*	25,000	(4)	*
Richard K. Stoneburner 1100 Louisiana Suite 4400 Houston, TX 77002	25,000	(4)	*	25,000	(4)	*
Larry L. Helm 1100 Louisiana Suite 4400 Houston, TX 77002	25,000	(4)	*	25,000	(4)	*
David B. Miller c/o EnCap Investments L.P. 3811 Turtle Creek Blvd. Suite 1080 Dallas, TX 75219	12,591,377	(5)(6)(7)	66.66%	12,591,377	(5)(6)(7)	28.16%
D. Martin Phillips c/o EnCap Investments L.P. 1100 Louisiana Suite 3150 Houston, TX 77002	12,591,377	(5)(6)(7)	66.66%	12,591,377	(5)(6)(7)	28.16%

Daniel A. Rioux 175 Berkeley Street Boston, MA 02116	0		*	0		*
Tucker S. Bridwell 400 Pine Street Suite 1000 Abilene, TX 79601	7,849	(8)	*	7,849	(8)	*
James L. Irish III 1700 Pacific Avenue Suite 3300 Dallas, TX 75201	7,887	(9)	*	7,887	(9)	*
Robert C. Stone, Jr. 49 Allard Boulevard New Orleans, LA 70119	95,000	(10)	*	95,000	(10)	*
PHAWK, LLC 1100 Louisiana Suite 4400 Houston, TX 77002	12,575,757	(11)	66.63%	12,575,757	(11)	28.13%
EnCap Energy Capital Fund IV, L.P. 1100 Louisiana Suite 3150 Houston, TX 77002	12,591,377	(5)(6)(7)	66.66%	12,591,377	(5)(6)(7)	28.16%
EnCap Energy Capital Fund IV-B, L.P. 1100 Louisiana Suite 3150 Houston, TX 77002	12,575,757	(6)(7)(12)	66.63%	12,575,757	(6)(7)(12)	28.13%
EnCap Equity Fund IV GP, L.P. 1100 Louisiana Suite 3150 Houston, TX 77002	12,591,377	(5)(6)(7)	66.66%	12,591,377	(5)(6)(7)	28.16%
EnCap Investments L.P. 1100 Louisiana Suite 3150 Houston, TX 77002	12,591,377	(5)(6)(7)	66.66%	12,591,377	(5)(6)(7)	28.16%
EnCap Investments GP, L.L.C. 1100 Louisiana Suite 3150 Houston, TX 77002	12,591,377	(5)(6)(7)	66.66%	12,591,377	(5)(6)(7)	28.16%
RNBD GP LLC 1100 Louisiana Suite 3150 Houston, TX 77002	12,591,377	(5)(6)(7)	66.66%	12,591,377	(5)(6)(7)	28.16%

Gary R. Petersen 1100 Louisiana Suite 3150 Houston, TX 77002	12,591,377	(5)(6)(7)	66.66%	12,591,377	(5)(6)(7)	28.16%
Robert L. Zorich 1100 Louisiana Suite 3150 Houston, TX 77002	12,591,377	(5)(6)(7)	66.66%	12,591,377	(5)(6)(7)	28.16%
FCW, LLC 1100 Louisiana Suite 4400 Houston, TX 77002	12,575,757	(12)(13)	66.63%	12,575,757	(12)(13)	28.13%
All officers and directors as a group	12,860,613	(14)	67.14%	12,860,613	(14)	28.59%

*
Represents less than 1% of that class of stock outstanding.

(1)
Unless otherwise indicated, all shares of stock are held directly with sole voting and investment power. Securities not outstanding, but included in the beneficial ownership of each such person are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing percentage of the class owned by any other person. The total number includes shares issued and outstanding as of October 20, 2004, plus shares which the owner shown above has the right to acquire within 60 days after October 20, 2004.

(2)
For purposes of calculating the percent of the class outstanding held by each owner shown above with a right to acquire additional shares, the total number of shares excludes the shares which all other persons have the right to acquire within 60 days after October 20, 2004, pursuant to the exercise of outstanding stock options and warrants.

(3)
Represents 1,000 shares of common stock, 50,000 shares of common stock underlying stock options and shares owned by PHAWK. Floyd C. Wilson may be deemed to share the voting and dispositive control over the shares of common stock owned by PHAWK. FCW, LLC, a member of PHAWK, has the contractual right to nominate one of the members of the board of directors of PHAWK pursuant to PHAWK's governing documents and has nominated Floyd C. Wilson, the majority member of FCW, LLC. There are five directors on the board of directors of PHAWK. Floyd C. Wilson disclaims beneficial ownership of the reported securities owned by PHAWK in excess of his pecuniary interest in such securities.

(4)
Represents shares of common stock underlying stock options.

(5)
Represents 7,575,757 shares of common stock and warrants to purchase 5,000,000 shares of common stock exercisable within 60 days after the date hereof owned by PHAWK and 620 shares of common stock and 15,000 restricted shares of common stock owned by EnCap Energy Capital Fund IV, L.P.

(6)
These entities or persons may be deemed to share voting and dispositive control over the shares of common stock owned by PHAWK and, except with respect to EnCap Energy Capital Fund IV-B, L.P., the shares owned by EnCap Energy Capital Fund IV, L.P. EnCap Energy Capital Fund IV, L.P. and EnCap Energy Capital Fund IV-B, L.P., which are members of PHAWK, have the contractual right to nominate a majority of the members of the board of directors of PHAWK pursuant to PHAWK's limited liability company agreement. EnCap Energy Capital Fund IV, L.P. and EnCap Energy Capital Fund IV-B, L.P. are controlled indirectly by David B. Miller, Gary R. Petersen, D. Martin Phillips and Robert L. Zorich. In addition, Mr. Miller and Mr. Phillips are members of PHAWK's board of directors. Messrs. Miller, Petersen, Phillips and Zorich are members of RNBD GP LLC which in turn has management control, directly or indirectly, over the other EnCap entities listed on this beneficial ownership table, including EnCap Investments GP, L.L.C., EnCap Investments L.P., EnCap Equity Fund IV GP, L.P., EnCap Energy Capital Fund IV-B, L.P., and EnCap Energy Capital Fund IV, L.P. EnCap Equity Fund IV GP, L.P., EnCap Investments L.P., EnCap Investments GP, L.L.C., and RNBD GP LLC have management control, directly or indirectly, over EnCap Energy Capital Fund IV, L.P. and EnCap Energy Capital Fund IV-B, L.P.

(7)
Each of EnCap Energy Capital Fund IV, L.P., EnCap Energy Capital Fund IV-B, L.P., EnCap Equity Fund IV GP, L.P., EnCap Investments L.P., EnCap Investments GP, L.L.C., RNBD GP LLC, David B. Miller, Gary R. Petersen, D. Martin Phillips, and Robert L. Zorich disclaim beneficial ownership of the reported securities (except, in the instance of EnCap Energy Capital Fund IV, L.P. of the securities owned directly by EnCap Energy Capital Fund IV, L.P.) in excess of such entity's or person's respective pecuniary interest in the securities.

(8)
Represents 7,500 restricted shares of common stock and 349 shares of common stock.

(9)
Represents 7,500 restricted shares of common stock and 387 shares of common stock.

(10)
Represents 87,500 shares of common stock underlying stock options and 7,500 restricted shares of common stock.

(11)
Includes 7,575,757 shares of common stock, and warrants to purchase 5,000,000 shares of common stock exercisable within 60 days after the date hereof.

(12)
Represents shares owned by PHAWK.

(13)
FCW, LLC may be deemed to share voting and dispositive control over the shares of common stock owned by PHAWK by virtue of having the contractual right to nominate one of the members of the board of directors of PHAWK pursuant to PHAWK's governing documents. FCW, LLC disclaims beneficial ownership of the reported securities in excess of its pecuniary interest in the securities.

(14)
Includes 7,578,113 shares of common stock, 5,000,000 shares of common stock underlying stock purchase warrants, 237,500 shares of common stock underlying stock options, and 45,000 restricted shares of common stock.

REGISTRATION RIGHTS

        Petrohawk and the placement agent for the Series B preferred stock have entered into a registration rights agreement for the benefit of the holders of outstanding shares of our Series B preferred stock. Pursuant to the registration rights agreement, Petrohawk has agreed to use its commercially reasonable efforts to (i) file with the SEC on or before January 23, 2005 a registration statement covering resales of the shares of common stock issuable upon conversion of the Series B preferred stock (and, if the Series B preferred stock has not automatically converted into common stock on or before January 23, 2005, covering resales of the Series B preferred stock), (ii) cause the registration statement to be declared effective by the SEC as promptly as reasonably practicable after the initial filing date, and (iii) maintain the effectiveness of the registration statement until the earlier of two years following its effective date or the time when all of the shares registered thereunder have been sold under the registration statement or otherwise ceased to be "registrable shares" (as defined in the registration rights agreement). In the event the registration statement is not declared effective before June 30, 2005, the dividend rate payable on the Series B preferred stock will increase to 8.5% per annum, and if the Series B preferred stock has been converted into common stock, we will make a quarterly payment of $0.01 per common share until such filing is made or the registration statement has been declared effective, as applicable.

        Although Petrohawk filed the registration statement described above on Form S-3 on December 1, 2004, in accordance with the provisions of the registration rights agreement, there can be no assurance that the registration statement will become effective.

        Petrohawk will also provide each holder of registrable shares copies of the prospectus that is a part of the registration statement, notify such holder when the registration statement has become effective, and take certain other actions as are required to permit unrestricted resales. A holder who sells such registered shares under the registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with the sales, and will be bound by the provisions of the registration rights agreement that are applicable to the holder (including certain indemnification and contribution rights and obligations).

        Petrohawk has the right to direct holders to suspend sales of registrable shares under the registration statement if any of the following events occur: (1) an underwritten public offering of common stock by Petrohawk, if Petrohawk is advised by its underwriters that the concurrent resale of registrable shares by the holders pursuant to the registration statement would have a material adverse effect on Petrohawk's offering; or (2) pending discussions relating to a transaction or the occurrence of an event (A) that would require additional disclosure of material information in the registration statement and that has not been so disclosed, (B) as to which Petrohawk has a bona fide business purpose of preserving confidentiality, or (C) that renders Petrohawk unable to comply with SEC requirements. Petrohawk may not require that sales be suspended for more than 45 days in any 90-day period or more than an aggregate of 60 days in any 12-month period.

        The preceding summary of certain provisions of the registration rights agreement is not intended to be complete, and you should read this summary together with the complete text of the registration rights agreement attached as Exhibit 10.5 to our Form 8-K filed with the SEC on November 24, 2004.

PHAWK Registration Rights

        Petrohawk and PHAWK are parties to a registration rights agreement providing that upon the request of PHAWK, Petrohawk will use its best efforts to effect the registration under applicable federal and state securities laws of approximately 7.58 million shares of common stock currently owned by PHAWK, 5 million shares issuable upon exercise of common stock warrants held by PHAWK, and approximately 8.75 million shares issuable upon exercise of rights associated with a convertible promissory note held by PHAWK. PHAWK has the right to make two such requests and one within a 12-month period. PHAWK also has the right to include these shares in other registrations of securities initiated by Petrohawk on its own behalf. Petrohawk is generally required to pay all out-of-pocket costs and expenses in connection with each such registration. The registration rights are assignable by PHAWK. The agreement contains customary terms and provisions with respect to registration procedures and indemnification and contribution. 2.5 million of PHAWK's shares have been included in the S-3 registration statement described above and by agreement with us, PHAWK will have its two requests remaining.

DESCRIPTION OF 2004 EMPLOYEE INCENTIVE PLAN

        General.    On July 15, 2004, our stockholders approved the 2004 Employee Incentive Plan. As originally approved by our stockholders, the plan provides that the aggregate number of shares of Incentive Stock, Restricted Stock and shares of common stock which may be issued under stock options granted under the plan shall not exceed 750,000 shares (subject to adjustment in the event of a recapitalization or other corporate action affecting the number of shares outstanding) and in addition, the aggregate number of shares of Incentive Stock and Restricted Stock which may be granted under the plan shall not exceed 375,000 (subject to adjustment in the event of a recapitalization or other corporate action affecting the number of shares outstanding). The amendment to the plan, attached hereto as Appendix B, will increase the number of shares of common stock issuable under the plan (including common stock options) to 2,750,000, and will increase the number of shares of Incentive Stock and Restricted Stock issuable under the plan to 1,375,000. The maximum number of shares that may be subject to stock options granted under the plan to an employee during any calendar year may not exceed 200,000 shares (subject to adjustment in the event of a recapitalization or other corporate action affecting the number of shares outstanding) and the maximum number of shares of Restricted Stock and Incentive Stock that may be issued to an employee during any calendar year may not exceed 100,000 shares (subject to adjustment in the event of a recapitalization or other corporate action affecting the number of shares outstanding). The shares with respect to which stock options, Restricted Stock and Incentive Stock may be granted are shares of common stock as presently constituted. The plan provides that if we recapitalize, reclassify our capital stock, or otherwise change our capital structure (a "recapitalization"), the number and class of shares of stock covered by a stock option theretofore granted shall be adjusted so that such option shall thereafter cover the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the optionee had been the holder of record of the number of shares of stock then covered by such option.

        The 2004 Employee Incentive Plan provides that, upon a Corporate Change (hereafter defined), our Compensation Committee may accelerate the vesting of stock options, cancel stock options and make payments in respect thereof in cash, adjust the outstanding option as appropriate to reflect such Corporate Change, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to had the option already been exercised. The plan provides that a "Corporate Change" occurs (a) if we are to be dissolved and liquidated, (b) if we are not the surviving entity in any merger, consolidation or other reorganization (or survive only as a subsidiary of an entity other than a previously wholly owned subsidiary of Petrohawk), (c) if we sell, lease or exchange all or substantially all of our assets, (d) if any person, entity or group acquires or gains ownership or control of more than 50% of our outstanding shares of voting stock or (e) if after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the board.

        The board may terminate the 2004 Employee Incentive Plan with respect to any shares for which options, Restricted Stock or Incentive Stock have not theretofore been granted. The board may amend the plan; however, without stockholder approval the board may not: (i) make amendments which would materially increase the benefits accruing to participants under the plan, (ii) increase the aggregate number of shares which may be issued pursuant to the provisions of the plan, (iii) change the class of individuals eligible to receive options, Restricted Stock and Incentive Stock grants under the plan, or (iv) extend the term of the plan.

        Administration of the Plan.    Pursuant to the provisions of the plan, our board of directors has appointed the compensation committee to administer the plan. Our Compensation Committee consists of Messrs. David B. Miller, Daniel A. Rioux and Tucker S. Bridwell.

        Type of Grants Under the Plan.    We may grant to our employees Incentive Stock, Restricted Stock and options to purchase shares of our common stock. The Compensation Committee has the power to determine the terms upon which Restricted Stock, Incentive Stock and stock options will be granted, including the number of shares of Restricted Stock and Incentive Stock to issue, the restrictions applicable to such shares of Restricted Stock, including vesting requirements, and, with respect to stock options, the number of shares of common stock subject to each option, the exercisability and vesting requirements of each stock option, and the form of consideration payable upon the exercise of such stock option (i.e., whether cash or exchange of existing shares of our common stock in a cashless transaction or a combination thereof). The option price of shares of common stock issued under each stock option shall be equal to the fair market value of shares subject to the stock option on the date the stock option is granted. Stock options granted under the plan may be incentive stock options or non-statutory stock options.

        Eligibility of Participants, Term and Transferability.    Restricted Stock, Incentive Stock and stock options may be granted under the plan only to individuals who are employees of Petrohawk or its parent or subsidiary corporation at the time of grant. No incentive stock option shall be granted to an employee who owns or who would own immediately before the grant of such incentive stock option more than 10% of the total combined voting power of all classes of stock of Petrohawk or its parent or subsidiary corporation, unless (i) at the time such stock option is granted the option price is 110% of the fair market value of the shares granted on the date of the grant and (ii) such stock option by its terms is not exercisable after the expiration of five (5) years from the date of grant. The term of each stock option granted to other employees shall be not more than ten (10) years from the date of the grant. To the extent that the aggregate fair market value (determined at the time the respective incentive stock option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of Petrohawk and its parent and subsidiary corporations exceeds $100,000, such excess incentive stock options shall be treated as non-statutory stock options. Restricted Stock and stock options granted under the plan shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, the compensation committee may, in its discretion, authorize all or a portion of the options to be granted on terms which permit transfer by the optionee to (i) the members of the optionee's immediate family, (ii) a trust or trusts for the exclusive benefit of such immediate family, or (iii) a partnership in which such members of such immediate family are the only partners, provided that there may be no consideration for any such transfer. The plan further provides that following any permitted transfer, the option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Restricted Stock, Incentive Stock and the shares of common stock transferred to an optionee as a result of the exercise of an option shall be "restricted securities" under Rule 144 as promulgated under the 1933 Act and may only be resold or transferred in compliance with such rule and the registration requirements or an exemption from such requirements under the 1933 Act. The 2004 Employee Incentive Plan shall terminate and no further Restricted Stock, Incentive Stock or stock options shall be issued under the plan after June 2, 2014.

        Awards granted.    As of November 30, 2004, options representing approximately 717,500 shares of common stock have been awarded under the 2004 Employee Incentive Plan.

        Federal Income Tax Consequences.    We believe that under present federal income tax laws the following are the federal income tax consequences generally arising with respect to awards granted under the plan. The grant of Restricted Stock and Incentive Stock will cause the employee to recognize ordinary income measured by the difference between (i) the fair market value of the shares of Restricted Stock or Incentive Stock (as the case may be) received at the first time the rights of the employee in such Restricted or Incentive Stock are transferable or are not subject to a substantial risk of forfeiture and (ii) the amount paid by the employee for the Restricted Stock or Incentive Stock (if any), unless the employee elects to be taxed at the time of the award notwithstanding the restrictions (to minimize the tax payable in respect of the appreciation in the value of the stock from the time it is awarded until the restrictions lapse). We generally will be entitled to a deduction for the same amount at the time income is recognized by the employee.

        The grant of an option will ordinarily create no tax consequences for the employee or Petrohawk. Upon exercise of a non-statutory option, however, the employee will recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock acquired on the date of exercise. When an employee exercises a non-statutory option, we generally will be entitled to a deduction for the amount recognized by the employee as ordinary income. The treatment to an employee of a subsequent disposition of shares acquired upon the exercise of a non-statutory depends on how long the shares have been held. Generally, there will be no tax consequences to Petrohawk in connection with a disposition of shares acquired under a non-statutory option.

        Upon the exercise of an incentive stock option, the employee will not recognize ordinary income and we will not be entitled to a deduction. An employee will recognize income only upon the disposition of the shares acquired upon the exercise of an incentive option. The tax treatment to an employee upon disposition of the stock acquired under an incentive stock option depends on whether or not the stock is disposed of within the statutorily required holding period for such stock (two years from the date of the incentive stock option grant or one year from the date on which the stock was transferred) upon the exercise of the incentive stock option.

        The foregoing provides only a very general description of the application of federal income tax laws to awards under the 2004 Employee Incentive Plan. The summary does not address the effects of foreign, state and local tax laws.

DESCRIPTION OF OUR CAPITAL STOCK

        Pursuant to our certificate of incorporation, we are authorized to issue an aggregate of 50 million shares of common stock, par value of $0.001 per share, and 5 million shares of preferred stock, par value $0.001 per share. On November 19, 2004, PHAWK, the holder of 7,575,757 shares of our common stock, representing a majority of our then outstanding voting power, approved by written consent an amendment to our certificate of incorporation to increase our authorized shares of common stock to 75 million shares in connection with the Acquisition. This amendment will be effective on the day following the twentieth day after we mail this information statement to our stockholders, or about December 31, 2004. On November 29, 2004, we had approximately 13.95 million shares of common stock, 598,271 shares of our 8% Cumulative Convertible Preferred Stock (the "Series A preferred stock") and 2,580,645 shares of Series B preferred stock outstanding.

        Selected provisions of our organizational documents are summarized below, however, you should read the organizational documents, which are filed as exhibits to our periodic filings with the SEC, for other provisions that may be important to you. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a stockholder.

Common Stock

Voting rights.    Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of stockholders. Stockholders do not have the right to cumulate their votes in the election of directors.

Dividends, distributions and stock splits.    Holders of common stock are entitled to receive dividends if, as and when such dividends are declared by the board of directors out of assets legally available therefore after payment of dividends required to be paid on shares of preferred stock, if any. Our new credit facilities restrict our ability to pay cash dividends.

Liquidation.    In the event of any dissolution, liquidation, or winding up of our affairs, whether voluntary or involuntary, after payment of debts and other liabilities and making provision for any holders of its preferred stock who have a liquidation preference, our remaining assets will be distributed ratably among the holders of common stock.

Fully paid.    All shares of common stock outstanding are fully paid and nonassessable.

Other rights.    Holders of common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities.

Preferred Stock

        Our board of directors has the authority to issue up to 5 million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of that series, which may be superior to those of the common stock, without further vote or action by the stockholders. One of the effects of undesignated preferred stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of Petrohawk by means of a tender offer, proxy contest, merger or otherwise, and as a result to protect the continuity of our management. The issuance of shares of the preferred stock by the board of directors as described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by Petrohawk may rank superior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Series A Preferred Stock

        Our Series A preferred stock entitles holders of such shares to the right to receive quarterly dividends of 8% per annum. The following discussion summarizes some, but not all, of the provisions of the certificate of designation governing the Series A preferred stock. We urge you to read the certificate of designation, because it, and not this description, defines the rights of holders of the Series A preferred stock. A copy of the certificate of designation governing the Series A preferred stock is filed with the SEC as Exhibit 3.1 to our Form 8-K filed on July 3, 2001.

Ranking.    The Series A preferred stock ranks senior to the Series B preferred stock, common stock and any other series of our stock with respect to dividend rights and rights upon liquidation, dissolution or winding up.

Dividend Rights.    Each holder of the Series A preferred stock is entitled to receive cumulative dividends at an annual rate of 8% of the liquidation value per share of Series A preferred stock, or $0.74 per year. The dividends are cumulative from the original issue date of the Series A preferred stock, whether or not in any period we were legally permitted to pay such dividends or such dividends were declared. Dividends are payable quarterly, within 15 days of the end of the calendar quarters ending March 31, June 30, September 30 and December 31 of each year.

        We may not declare or pay any dividend or other distribution to holders of common stock, Series B preferred stock, or any other class or series of our stock, unless all accrued and unpaid dividends on the Series A preferred stock have been paid or declared and set apart for payment.

Liquidation Rights.    Upon any liquidation, dissolution or winding up, no distribution will be made to any holders of Series B preferred stock, common stock or any other series of our stock, unless the holders of our Series A preferred stock have received an amount equal to $9.25 per share, plus any accrued but unpaid dividends and cumulated dividends, an amount we refer to as the liquidation preference. The following transactions will not be deemed to be a liquidation, dissolution or winding up for purposes of determining the rights of holders of the Series A preferred stock (so long as the holders of Series A preferred stock have essentially equivalent rights following any such transaction, as determined by our board of directors in the reasonable exercise of its discretion):

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  our consolidation or merger with or into any other corporation or corporations,

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  a sale of all or substantially all of our assets, or

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  a series of related transactions in which more than 50% of our voting power is disposed of.

        Any other reorganization, consolidation, merger or sale will be deemed to be a liquidation and entitle the holders of the Series A preferred stock to a liquidation preference.

Conversion.    The Series A preferred stock is convertible into common stock at the option of a holder at any time. In addition, the Series A preferred stock automatically converts into common stock effective on the first trading day after the reported high selling price for our common stock is at least 150% of the initial liquidation price, or $13.875 per share, for any 10 trading days. After giving effect to a one-for-two reverse split of our common stock implemented in May 2004, the Series A preferred stock is convertible at a rate of one-half share of common stock for each share of Series A preferred stock converted. The conversion rate is subject to adjustment in certain circumstances, including stock splits or combinations of our common stock.

        The holder of any shares of Series A preferred stock may exercise the conversion right by surrendering to us or the transfer agent the certificate or certificates for the shares to be converted, though in the case of an optional conversion, the holder must first give us notice that such holder elects to convert. We will deliver to such holder the certificate or certificates for the number of shares of our common stock to which the holder is entitled. In the case of an optional conversion, conversion will be deemed to have been effected immediately prior to the close of business on the day we receive notice of conversion; otherwise, conversion will be deemed to have occurred at the close of business on the day the automatic conversion occurs.

        No fractional shares of common stock will be issued upon conversion of shares of Series A preferred stock. All shares, including fractional shares, of common stock issuable to a holder of Series A preferred stock will be aggregated. If after such aggregation, the conversion would result in the issuance of a fractional share of our common stock, the fraction will be rounded up or down to the nearest whole number of shares.

        Upon any reorganization or reclassification of our capital stock or any consolidation or merger of us with or into another company or any sale of all or substantially all of our assets to another company, and if such transaction is not treated as a liquidation, dissolution or winding up, we or such successor entity, as the case may be, will make appropriate provision so that each share of Series A preferred stock then outstanding will be convertible into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, reclassification, change or conveyance by a holder of the number of shares of common stock into which such share of Series A preferred stock might have been converted immediately before such transaction, subject to such adjustment which will be as nearly equivalent as may be practicable to the adjustments described above. These provisions will similarly apply to successive consolidations, mergers, conveyances or transfers.

Redemption.    We have the unilateral right to redeem all or any of the outstanding Series A preferred stock from the date of issuance; however, we must pay a premium for any shares of Series A preferred stock redeemed on or before June 2006. The holders of the Series A preferred stock will be entitled to a liquidation preference equal to the stated value of the Series A preferred stock plus any unpaid and accrued dividends through the date of any liquidation or dissolution. At June 30, 2004, the liquidation preference was approximately $5.7 million.

        We may purchase shares of Series A preferred stock from the holders of such shares on such terms as may be agreeable among the holders and us, so long as we are not in default of our obligations to holders of Series A preferred stock, and any such purchase does not adversely affect other holders of outstanding Series A preferred stock.

Consent Rights and Voting Rights.    We must receive the approval of the holders of a majority of the Series A preferred stock to undertake any of the following:

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  modify our certificate of incorporation or bylaws so as to amend or change any of the rights, preferences or privileges of, or applicable to, the Series A preferred stock;

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  authorize or issue any other preferred equity security senior to any of the rights or preferences applicable to the Series A preferred stock; or

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  purchase or otherwise acquire for value any of our common stock or other equity security while there exists any arrearages in the payment of dividends to the holders of the Series A preferred stock.

        The holders of our Series A preferred stock may vote with the holders of our common stock on all matters presented to the stockholders for a vote. Each holder of our Series A preferred stock is entitled to a number of votes on any matter equal to the whole number of shares of our common stock into which one share of our Series A preferred stock is convertible as of the record date for any vote by our stockholders.

Series B Preferred Stock

        Each share of Series B preferred stock will automatically convert into ten shares of common stock on the day following the occurrence of certain events described below. If conversion has not occurred on or before March 31, 2005, holders of the Series B preferred stock are entitled to receive quarterly dividends accruing from the date of initial issuance at a rate of 8% per annum.

Ranking.    The Series B preferred stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up:

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  junior to our Series A preferred stock, and any other class or series of stock that has terms providing that such class or series will rank senior to the Series B preferred stock;

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  on parity with any other class or series of stock that has terms which provide that such class or series will rank on a parity with the Series B preferred stock; and

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  senior to our common stock, and each other class or series of stock that has terms providing that such class or series will rank junior to the Series B preferred stock.

Dividend Rights.    No dividends will be payable on the Series B preferred stock if automatic conversion occurs on or before March 31, 2005. However, if the Series B preferred stock has not been converted into common stock on or before March 31, 2005, then each holder of Series B preferred stock will be entitled to receive cumulative dividends at an annual rate of 8% of the initial liquidation price per share from the date of issuance. The dividends will be cumulative from November 23, 2004, whether or not in any period we were legally permitted to pay such dividends or such dividends were declared.

        Dividends will be payable quarterly, within 15 days of the end of the calendar quarters ending March 31, June 30, September 30 and December 31 of each year, to holders of record as they appear in our stock records at the close of business on the tenth business day immediately preceding the respective dividend payment date, or such other record date as may be fixed by our board of directors in advance of a dividend payment date. Dividends payable on shares of Series B preferred stock for any period other than a full quarterly period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        We will not, without the prior consent of the holders of a majority of the Series B preferred stock voting as a separate class, declare or pay any dividend or distribution, whether in liquidation or otherwise, or purchase, redeem or otherwise acquire for value prior to its stated maturity, to holders of:

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  any junior securities, or

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  any parity securities, unless such dividend or distribution is allocated (i) to pay all accrued and unpaid dividends on the Series B preferred stock and parity securities, pro rata, based on the unpaid amount thereof, if there are any accrued and unpaid dividends on the Series B preferred stock or such parity securities, and (ii) to pay the holders of Series B preferred stock and the parity securities, pro rata based on their respective liquidation preferences, if there are no accrued and unpaid dividends on the Series B preferred stock or such parity securities.

        Accrued and unpaid dividends on the Series B preferred stock that remain unpaid as of a quarterly dividend payment date will accrue additional dividends at a rate of 12% per annum until paid.

Liquidation Rights.    Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of Series B preferred stock will be entitled to receive a liquidation preference equal to $77.50 per share, plus accrued and unpaid dividends, before any payment or distribution is made to holders of common stock or other junior securities. If, upon our voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to shares of Series B preferred stock and all other parity securities are not paid in full, the holders of shares of Series B preferred stock and the holders of the parity securities will share equally and ratably in any distribution of our assets in proportion to the full liquidation preference and the amount equal to all accrued and unpaid dividends to which each such holder is entitled.

        Unless the holders of two-thirds of the outstanding Series B preferred stock agree otherwise, each of the following events would be deemed a liquidation, dissolution or winding up for purposes of determining the rights of holders of Series B preferred stock:

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  the sale of substantially all of our assets (or our agreement to do so);

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  our merger or consolidation with another entity in certain circumstances (or our approval or agreement to do so);

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  the acquisition by any person or group at least 35% of the voting power of our equity securities; or

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  our offering for cash of junior securities.

Conversion.    The Series B preferred stock is automatically convertible into common stock on the day following the twentieth day after we mailed this information statement to our stockholders notifying them that our majority stockholder has consented to the issuance of common stock upon conversion of the Series B preferred stock. We expect the conversion to take place on December 31, 2004.

        Initially, each share of Series B preferred stock will convert into ten shares of common stock. The initial conversion rate is subject to adjustment in certain circumstances, including stock splits, stock dividends, rights offerings, or combinations of our common stock. Upon automatic conversion of the Series B preferred stock, we will pay all accrued and unpaid dividends, if any, and the holders will surrender to us or the transfer agent the certificate or certificates for the shares to be converted. We will deliver to such holder the certificate or certificates for the number of shares of our common stock to which the holder is entitled.

        No fractional shares of common stock will be issued upon conversion of shares of Series B preferred stock. All shares, including fractional shares, of common stock issuable to a holder of Series B preferred stock will be aggregated. If after such aggregation, the conversion would result in the issuance of a fractional share of common stock, the fraction will be rounded up or down to the nearest whole number of shares.

        Upon any reorganization or reclassification of our capital stock or any consolidation or merger with or into another company or any sale of all or substantially all of our assets to another company (if such transaction is not treated as a liquidation, dissolution or winding up), we or such successor entity, as the case may be, will make appropriate provision so that each share of Series B preferred stock then outstanding will be convertible into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, reclassification, change or conveyance by a holder of the number of shares of common stock into which such share of Series B preferred stock might have been converted immediately before such transaction, subject to such adjustment which will be as nearly equivalent as may be practicable to the adjustments described above. These provisions will similarly apply to successive consolidations, mergers, conveyances or transfers.

Redemption.    We are required to redeem all of the outstanding Series B preferred stock 91 days following the initial maturity date of our new senior revolving credit facility. We will notify holders of record of Series B preferred stock upon the occurrence of such event, and the redemption must occur within 30 days following such event. Upon redemption, each holder of Series B preferred stock will be entitled to receive upon surrender of Series B preferred stock certificates cash in the amount of the liquidation preference, including all accrued and unpaid dividends through the date of redemption.

Consent Rights and Voting Rights.    The holders of the Series B preferred stock generally have no consent or voting rights except as required by law or described below. If the automatic conversion has not occurred by the earlier of the record date for our annual meeting of stockholders for 2005 or August 31, 2005, the holders of the Series B preferred stock, voting separately as a class, will be entitled to elect two additional members to our board of directors.

        We may not, without the approval of holders of two-thirds of our Series B preferred stock, undertake any of the following:

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  amend, alter, waive, repeal or modify (whether by merger, consolidation or otherwise) any provision of our certificate of incorporation (including any filing or amending of a certificate of designation for any senior security or parity security) or bylaws so as to adversely affect or otherwise impair any of the rights, preferences, privileges, qualifications, limitations or restrictions of, or applicable to, our Series B preferred stock;

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  authorize, issue or increase the authorized amount of any class of senior securities (other than issuing shares of the Series A authorized but unissued as of the date hereof) or parity securities;

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  increase or decrease (other than by redemption or conversion) the authorized number of shares of our Series B preferred stock;

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  liquidate, dissolve or wind up in any form of transaction; or

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  enter into any agreement regarding, or any transaction or series of transactions resulting in, a change of control before June 30, 2005, and thereafter unless provision is made in the agreement effecting such transaction for the redemption of our Series B preferred stock in cash in accordance with the designation of preferences for the Series B preferred stock.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

        Our certificate of incorporation, bylaws and the DGCL contain certain provisions that could discourage potential takeover attempts and make it more difficult for stockholders to change management or receive a premium for their shares.

Delaware law.    We are subject to Section 203 of the DGCL, an anti-takeover law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a business combination with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder. A "business combination" includes a merger, sale of 10% or more of our assets and certain other transactions resulting in a financial benefit to the stockholder. For purposes of Section 203, an "interested stockholder" is defined to include any person that is:

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  the owner of 15% or more of the outstanding voting stock of the corporation;

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  an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock outstanding of the corporation, at any time within three years immediately prior to the relevant date; and

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  an affiliate or associate of the persons described in the foregoing bullet points.

        However, the above provisions of Section 203 do not apply if:

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  the board of directors approves the transaction that made the stockholder an interested stockholder prior to the date of that transaction;

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  after completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or

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  on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        Stockholders may, by adopting an amendment to the corporation's certificate of incorporation or bylaws, elect for the corporation not to be governed by Section 203, effective 12 months after adoption. Neither our certificate of incorporation nor our bylaws exempt us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board.

Charter and bylaw provisions.    Delaware law permits any Delaware corporation to classify its board of directors into as many as three (3) classes as equally as possible with staggered terms of office. After initial implementation of a classified board, one class will be elected at each annual meeting of the stockholders to serve for a term of one, two or three years (depending upon the number of classes into which directors are classified) or until their successors are elected and take office. Our certificate of incorporation and bylaws provide for a classified board of directors by dividing the board into three (3) classes, with no class having more than one director more than any other class. The stockholders of a Delaware corporation with a classified board of directors may remove a director only "for cause" unless the company's certificate of incorporation provides otherwise. Our bylaws restrict the removal of a director except "for cause."

Limitation of Liability; Indemnification

        Our certificate of incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable:

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  for any breach of the director's duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  under Section 174 of the DGCL relating to unlawful stock repurchases or dividends; and

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  for any transaction from which the director derives an improper personal benefit.

        These provisions do not limit or eliminate our rights or those of any stockholder to seek nonmonetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws.

        Our certificate of incorporation and bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and also provide that it must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.

        We have entered into separate indemnification agreements with our directors and officers that may, in some cases, be broader than the specific indemnification provisions contained in our certificate of incorporation, bylaws or the DGCL. The indemnification agreements may require us, among other things, to indemnify our officers and directors against certain liabilities, other than liabilities arising from willful misconduct, that may arise by reason of their status or service as directors or officers. We believe that these indemnification arrangements are necessary to attract and retain qualified individuals to serve as directors and officers.

Stock Exchange

        Petrohawk's common stock is quoted on the Nasdaq National Market under the symbol "HAWK."

Transfer Agent and Registrar

        The Transfer Agent and Registrar for Petrohawk's common stock and preferred stock is OTR, Inc. Its phone number is (503) 225-0375.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS AND ENGINEERS

        The consolidated financial statements of Petrohawk Energy Corporation at December 31, 2003 and for the year ended, appearing in Petrohawk Energy Corporation's Annual Report (Form 10-K/A) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in this report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Petrohawk Energy Corporation as of December 31, 2002 and for each of the years in the two-year period ended December 31, 2002 incorporated by reference in this information statement have been audited by Hein & Associates LLP, as independent registered public accounting firm, as stated in their report incorporated herein by reference.

        The combined financial statements of Wynn-Crosby Energy, Inc. and its Affiliated Partnerships as of December 31, 2003 and for each of the years in the three-year period ended December 31, 2003 have been incorporated by reference in this information statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference in this prospectus, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2003, combined financial statements refers to a change in the method of accounting for abandonment obligations in accordance with Statement of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations" as of January 1, 2003, and a change in the method of accounting for derivative instruments in accordance with Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" as of January 1, 2001.

        Certain estimates of proved oil and gas reserves for Petrohawk Energy Corporation and Wynn-Crosby Energy, Inc and its Affiliated Partnerships referred to and incorporated by reference herein were based in part upon engineering reports prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers. These estimates are included and incorporated herein in reliance on the authority of each such firm as experts in such matters.

APPOINTMENT OF NEW AUDITORS

        On July 20, 2004, Petrohawk Energy Corporation appointed Deloitte & Touche, LLP as independent registered public accounting firm to perform the audit of the Company's financial statements for the fiscal year ending December 31, 2004. Deloitte & Touche, LLP has not audited the financial statements of the Company for any period.

GLOSSARY OF OIL AND GAS TERMS

        The following are abbreviations and definitions of certain terms commonly used in the oil and gas industry and this document:

API gravity.    A system of classifying oil based on its specific gravity, whereby the greater the gravity, the lighter the oil.

Bbl.    One stock tank barrel, or 42 U.S. gallons liquid volume, used in reference to oil or other liquid hydrocarbons.

Bcfe.    One billion cubic feet of gas equivalent.

Boe.    One stock tank barrel equivalent of oil, calculated by converting gas volumes to equivalent oil barrels at a ratio of 6 Mcf to 1 Bbl of oil.

Developed acreage.    The number of acres which are allocated or assignable to producing wells or wells capable of production.

Development well.    A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

Differential.    An adjustment to the price of oil from an established spot market price to reflect differences in the quality and/or location of oil.

Exploratory well.    A well drilled to find and produce oil or gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir, or to extend a known reservoir.

Farm-in.    An agreement between a participant who brings a property into the venture and another participant who agrees to spend an agreed amount to explore and develop the property and has no right of reimbursement but may gain a vested interest in the venture. A "farm-in" describes the position of the participant who agrees to spend the agreed-upon sum of money to gain a vested interest in the venture.

Gas.    Natural gas.

Gross acres.    The total acres in which a person or entity has a working interest.

Gross oil and gas wells.    The total wells in which a person or entity owns a working interest.

Infill drilling.    A drilling operation in which one or more development wells is drilled within the proven boundaries of a field.

Mbbl.    One thousand barrels of oil or other liquid hydrocarbons.

Mboe.    One thousand Boe.

Mcf.    One thousand cubic feet of gas.

Mcfe.    One thousand cubic feet of gas equivalent.

Mmbtu.    One million British thermal units. One British thermal unit is the amount of heat required to raise the temperature of one pound of water to one degree Fahrenheit.

Mmcf.    One million cubic feet of gas.

Mmcfe.    One million cubic feet of gas equivalent.

Net acres.    Gross acres multiplied by the percentage working interest.

Net oil and gas wells.    Gross wells multiplied by the percentage working interest.

Net production.    Production that is owned, less royalties and production due others.

Net revenue interest.    Our share of petroleum after satisfaction of all royalty and other noncost-bearing interests.

NYMEX.    New York Mercantile Exchange.

Oil.    Crude oil, condensate and natural gas liquids.

Operator.    The individual or company responsible for the exploration and/or exploitation and/or production of an oil or gas well or lease.

Proved developed reserves.    Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved reserves.    Per Article 4-10(a)(2) of Regulation S-X, the SEC defines proved oil and gas reserves as the estimated quantities of oil, gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

        Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes: (i) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (ii) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

        Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

        Estimates of proved reserves do not include: (i) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (ii) oil, gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (iii) oil, gas, and natural gas liquids, that may occur in undrilled prospects; and (iv) oil, gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

Proved reserve additions.    The sum of additions to proved reserves from extensions, discoveries, improved recovery, acquisitions and revisions of previous estimates.

Proved undeveloped reserves.    Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

Reserve life.    A measure of the productive life of an oil and gas property or a group of properties, expressed in years. Reserve life is calculated by dividing proved reserve volumes at year end by production for that year.

Reserve replacement cost.    The cost per Boe of reserves added during a period calculated by using a fraction, the numerator of which equals the costs incurred for the relevant property acquisition, exploration, exploitation and development and the denominator of which equals changes in proved reserves due to revisions of previous estimates, extensions, discoveries, improved recovery and other additions and purchases of reserves in-place.

Reserve replacement ratio.    The proved reserve additions for the period divided by the production for the period.

Royalty.    An interest in an oil and gas lease that gives the owner of the interest the right to receive a portion of the production from the leased acreage (or of the proceeds of the sale thereof), but generally does not require the owner to pay any portion of the costs of drilling or operating the wells on the leased acreage. Royalties may be either landowner's royalties, which are reserved by the owner of the leased acreage at the time the lease is granted, or overriding royalties, which are usually reserved by an owner of the leasehold in connection with a transfer to a subsequent owner.

Standardized measure.    The present value, discounted at 10% per year, of estimated future net revenues from the production of proved reserves, computed by applying sales prices in effect as of the dates of such estimates and held constant throughout the productive life of the reserves (except for consideration of price changes to the extent provided by contractual arrangements), and deducting the estimated future costs to be incurred in developing, producing and abandoning the proved reserves (computed based on current costs and assuming continuation of existing economic conditions). Future income taxes are calculated by applying the statutory federal and state income tax rate to pre-tax future net cash flows, net of the tax basis of the properties involved and utilization of available tax carryforwards related to oil and gas operations.

Tcfe.    One trillion cubic feet of gas equivalent.

Undeveloped acreage.    Acreage held under lease, permit, contract or option that is not in a spacing unit for a producing well.

Working interest.    An interest in an oil and gas lease that gives the owner of the interest the right to drill for and produce oil and gas on the leased acreage and requires the owner to pay a share of the costs of drilling and production operations.

Appendix A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PETROHAWK ENERGY CORPORATION

Under Section 242 of the Delaware General Business Law

        Petrohawk Energy Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that:

        1.     The Corporation's name is Petrohawk Energy Corporation.

        2.     The first sentence of Article Four of the Corporation's Certificate of Incorporation is hereby amended and restated as follows:

          FOURTH:    The aggregate number of shares of stock the corporation is authorized to issue is 75,000,000 shares of a class designated as common stock, par value $0.001 per share, and 5,000,000 shares of a class designated as Preferred Stock, par value $0.001 per share, and the relative rights of the shares of each class are as follows:

        3.     This Certificate of Amendment and the amendment to the Certificate of Incorporation contained herein were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chairman and President on                        , 2004.

PETROHAWK ENERGY CORPORATION

Name:	Floyd C. Wilson
Title:	Chairman and President

A-1

Appendix B

AMENDMENT NO. 1 TO THE PETROHAWK ENERGY CORPORATION
AMENDED AND RESTATED 2004 EMPLOYEE INCENTIVE PLAN

        The first two sentences in Section V of the Petrohawk Energy Corporation Amended and Restated 2004 Employee Incentive Plan (the "Plan") are hereby deleted in their entirety and replaced with the following:

          "The aggregate number of shares of Restricted Stock, shares of Incentive Stock and Shares which may be issued under Stock Options granted under the Plan shall not exceed 2,750,000. In addition, the aggregate number of shares of Restricted Stock and Incentive Stock combined which may be issued under the Plan shall not exceed 1,375,000."

        This Amendment to the Plan was approved by the Board of Directors of Petrohawk Energy Corporation and is effective this            day of                  , 200  .

PETROHAWK ENERGY CORPORATION
By:
Name:	Floyd C. Wilson
Title:	President, Chief Executive Officer and Chairman of the Board

B-1